Exhibit 4.3

CONFORMED COPY

INTERCREDITOR AGREEMENT

Dated 18th March, 2004

BETWEEN

VALENTIA TELECOMMUNICATIONS

an Irish unlimited public company

as the Company and an Obligor

EIRCOM FUNDING,

an Irish unlimited public company

THE SENIOR CREDITORS, HEDGING BANKS, LC ISSUER AND SHAREHOLDER

and

DEUTSCHE BANK AG LONDON

as Senior Agent and Security Agent

relating, inter alia, to a Senior Facility Agreement

dated 18th March, 2004

LONDON

CONTENTS

Clause

1.	Definitions and Interpretation
2.	Ranking
3.	Undertakings
4.	Amendments
5.	Hedging Debt
6.	Warranties and Shareholder Claims
7.	Permitted Payments
8.	Turnover
9.	Subordination on Insolvency
10.	Enforcement
11.	Proceeds of Enforcement
12.	Enforcement of Security
13.	Loss Sharing
14.	Consents and Limits
15.	Information
16.	Subrogation
17.	Protection of Subordination
18.	Preservation of Debt
19.	Power of Attorney
20.	Expenses
21.	Changes to the Parties
22.	Status of Obligors
23.	Notices
24.	Waivers, Remedies Cumulative
25.	The Security Agent and Senior Agent
26.	Termination
27.	Severability
28.	Governing Law
29.	Jurisdiction
30.	Counterparts
Schedule
1.	The Obligors
2.	Senior Creditors
3.	Hedging Banks and Hedging Documents
4.	Shareholder
5.	Form of Deed of Accession
6.	Calculation of Hedging Debt
7.	Security Agent
8.	LC Issuer
9.	Amendments to Hedging Documents
10.	Form of Release
	Part 1	Irish Law Release
	Part 2	Release of English Law Security Assignment

Signatories

THIS INTERCREDITOR AGREEMENT is dated 18th March, 2004 and is made BETWEEN:

(1)                                  VALENTIA TELECOMMUNICATIONS, an Irish unlimited public company incorporated under the laws of Ireland (No. 298420) (the Company);

(2)                                  VALENTIA TELECOMMUNICATIONS, an Irish unlimited public company incorporated under the laws of Ireland (No. 298420) as an Obligor (in this capacity, the Original Obligor);

(3)                                  EIRCOM FUNDING, an Irish unlimited public company (No. 359251) (eircom Funding);

(4)                                  THE BANKS AND FINANCIAL INSTITUTIONS named in Schedule 2 as Senior Creditors;

(5)                                  THE BANKS AND FINANCIAL INSTITUTIONS (if any) named in Schedule 3 as Hedging Banks;

(6)                                  THE COMPANY named in Schedule 4 as the Shareholder;

(7)                                  THE COMPANY named in Schedule 8 as the LC Issuer; and

(8)                                  DEUTSCHE BANK AG LONDON as Senior Agent and Security Agent.

IT IS AGREED AS FOLLOWS:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

Acceleration Event means, after the Designated Rating has been attained by the Company or any Parent and the Security Interests created by the Combined Security Documents released in accordance with paragraph 10(b) (Release of Security) of Schedule 7, the Senior Agent first exercising any of its rights under clauses 23.17(b), (c)(i) or (d) of the Senior Facility Agreement or, having exercised its rights under clause 23.17(c)(ii) thereof, first making demand with respect to some or all of the Credits.

Additional Debt in relation to any obligation or liability means:

(a)                                  any refinancing, novation, deferral or extension of any of those liabilities;

(b)                                 any further advance made under any agreement supplemental to any relevant Finance Document plus all related interest, fees and costs;

(c)                                  any claim for damages or restitution in the event of rescission of any such liabilities or otherwise in connection with any relevant Finance Document;

(d)                                 any claim against any Obligor or eircom Funding flowing from any recovery by an Obligor or eircom Funding or any other person of a payment or discharge in respect of those liabilities on the grounds of preference or otherwise; and

(e)                                  any amounts (such as post-insolvency interest) which would otherwise be included in any such liability but for any discharge, non-provability, unenforceability or non-allowability of the same in any Insolvency or other proceedings.

Amend means amend, novate, vary, waive, supplement or the giving of any waiver, release or consent having the same commercial effect (and Amendment and Amended shall be construed accordingly).

Appointment Date means the date upon which an examiner is appointed to all or any of the Obligors.

Combined Security Documents means the Trustee Security Documents and the Hedging Security Documents.

Currency Swap Novation Date means the earlier of:

(a)                                  the date on which the Company gives a notice under Clause 5.7(c) (Currency Swap Novation); or

(b)                                 the date on which the Senior Agent first gives a Block Notice under Clause 7.2(c)(B) (Intercompany Debt Payments);or

(c)                                  the first date on which a payment referred to in Clause 7.2(c) (Intercompany Debt Payments) falls due but cannot be made because of Clause 7.2(c)(A) (Intercompany Debt Payments); or

(d)                                 the date on which the Senior Agent notifies the Company and eircom Funding the Currency Swap Novation Date has occurred, provided that:

(i)                                     the Senior Agent may only give a notice under this paragraph (d) if any Senior Debt referred to in Clause 7.2(c)(A) (Intercompany Debt Payments) has not been paid for three or more Business Days and such Senior Debt remains unpaid at the time the Senior Agent gives notice under this paragraph (d); and

(ii)                                  the Senior Agent must give a notice under this paragraph (d) (if entitled to do so), if required by an Instructing Bank Group or Hedging Banks whose share of the Hedging Debt owed by eircom Funding (calculated in accordance with Schedule 6) aggregate more than 66 2/3 per cent. of all the Hedging Debt owed by eircom Funding (calculated in accordance with Schedule 6).

Debt means any or all of the Senior Debt, the Hedging Debt, the LC Debt, the eircom Funding Debt, the Shareholder Debt and the Intercompany Debt, as the context requires.

Deed of Accession means a deed of accession substantially in the form of Schedule 5.

eircom Funding Debt means all present and future liabilities (actual or contingent) payable or owing by the Company to eircom Funding under or in connection with the eircom Funding Loan Agreement, in each case whether or not liquidated and together with any Additional Debt.

eircom Funding Debt Non-Payment Event means the non-payment of any amount when due under the eircom Funding Debt (but in the case of any amount not constituting principal, interest or fees, being an amount in excess of €500,000).

Enforcement Date means the date on which an Enforcement Event or an Acceleration Event, as applicable, first occurs.

Enforcement Event means, prior to the Designated Rating being attained by the Company or any Parent and the Security Interests created by the Combined Security Documents being released in accordance with paragraph 10(b) (Release of Security) of Schedule 7, the Senior Agent first exercising any of its rights under clauses 23.17(b), (c)(i) or (d) of the Senior Facility Agreement or, having exercised its rights under clause 23.17(c)(ii) thereof, first making demand with respect to some or all of the Credits.

Finance Documents means each or any of the Senior Finance Documents, the Hedging Documents, the LC Documents, the Intercompany Documents and the Shareholder Documents.

Hedging Bank means (a) each bank or financial institution named in Schedule 3 (if any) in respect of any Hedging Documents in existence at the date of this Agreement and (b) any other Lender or Affiliate of a Lender or Allied Irish Banks, p.l.c. (or any of its Affiliates) or another person approved by the Senior Agent which, in each case, becomes a party to this Agreement as a Hedging Bank under Clause 5.1 (Accession of Hedging Banks) in its capacity as provider of interest rate or currency swap or hedging facilities to any of the Obligors.

Hedging Debt means all present and future liabilities (actual or contingent) payable or owing by any Obligor (which, for the avoidance of doubt, includes (before the Currency Swap Novation Date) eircom Funding) to any Hedging Bank under or in connection with the Hedging Documents, whether or not matured and whether or not liquidated, together with any Additional Debt.

Hedging Document means (a) each ISDA master agreement, confirmation or other document evidencing any interest rate or currency hedging facility provided by a Hedging Bank to an Obligor and/or (before the Currency Swap Novation Date) any currency hedging facility provided by a Hedging Bank to eircom Funding, which facility is specified in Schedule 3 or has been entered into in accordance with Clause 5.1 (Accession of Hedging Banks) and (b) the Hedging Security Documents (collectively, the Hedging Documents) (in the case of currency hedging facilities being limited in each case to those entered into in accordance with any currency hedging strategy that may be agreed between the Company and the Senior Agent).

Hedging Security Documents means each guarantee or document creating any Security Interest entered, or to be entered, into on a bilateral basis by (a) the Company or, as the case may be, eircom Funding and others as guarantors and chargors in favour of (b) a Hedging Bank (as same may be amended and supplemented from time to time by a deed of accession thereto) as security for the Hedging Debt owed to that Hedging Bank.

Indemnifiable Tax has the meaning given to it in the 2002 ISDA Master Agreement.

Insolvency means the winding-up, bankruptcy, liquidation, dissolution, administration, examinership, receivership, administrative receivership or re-organisation of any Obligor (other than a re-organisation permitted by the Senior Facility Agreement), any moratorium or judicial composition in respect of any Obligor or any analogous proceedings affecting any Obligor in any jurisdiction outside England and Wales.

Instructing Bank Group means the Majority Bank Creditors provided that if, at the relevant time, any Lender (or Affiliate of it) is also a Hedging Bank then, for the purposes of calculating voting rights under this Agreement, the Total Commitments under the Senior Facility Agreement will be notionally increased by an aggregate amount calculated in accordance with Schedule 6 with respect to each such Lender’s (or its Affiliate’s) interest in the Hedging Debt and each Lender which is a Hedging Bank (or whose Affiliate is a Hedging Bank) will be deemed to have the aggregate amount of its Commitments increased by the amount calculated in accordance with Schedule 6 with respect to the outstanding Hedging Debt owed to it.

Intercompany Creditor means eircom Funding or any Obligor to whom any Intercompany Debt may from time to time be payable or owing (whether or not matured).

Intercompany Debt means all present and future Financial Indebtedness (actual or contingent) payable or owing by any Obligor to any other Obligor or to eircom Funding whether or not matured and whether or not liquidated (including, but not limited to, any of the foregoing under the eircom Funding Loan or the eircom Funding Guarantee), together in each case with any Additional Debt, but excluding any trading liabilities arising in the ordinary course of trading.

Intercompany Documents means the eircom Funding Loan Agreement, the eircom Funding Guarantee, and all other agreements and instruments evidencing any Financial Indebtedness from time to time made available by one Obligor to another Obligor.

LC Debt means all present and future liabilities (actual or contingent) payable or owing by eircom Limited or Lercie Limited to the LC Issuer under or in connection with the LC Documents whether or not matured and whether or not liquidated, and together with any Additional Debt (subject to the provisions of Clause 4.4 (Changes to the LC Documents)).  Liabilities (actual or contingent) under the LC Documents will not be LC Debt to the extent they are covered by cash collateral or similar defeasance arrangements.

LC Documents means the Reimbursement Agreements, the LC Facility Letters and the LC Guarantees as Amended or renewed in accordance with Clause 4.4 (Changes to the LC Documents).

LC Facility Letters means, together, the letter dated 9th January, 2004 from Bayerische Landesbank to eircom confirming the issuance of a letter of credit facility in favour of eircom in the aggregate amount of US$1,498,967, the letter dated 9th January, 2004, from Bayerische Landesbank to Lercie Limited, confirming the issuance of a letter of credit facility in favour of Lercie Limited in the aggregate amount of US$1,535,425, the letter dated 15th September, 2003 from Bayerische Landesbank to eircom confirming the issuance of a letter of credit facility in favour of eircom in the aggregate amount of US$6,777,510 and the letter dated 15th September, 2003, from Bayerische Landesbank to Lercie Limited, confirming the issuance of a letter of credit facility in favour of Lercie Limited in the aggregate amount of US$2,834,866.

LC Guarantees means, together, the guarantee dated 9th January, 2004 granted by the Company in favour of Bayerische Landesbank in respect of the obligations of eircom and Lercie Limited under the two LC Facility Letters dated 9th January, 2004 as referred to in the definition of LC Facility Letters and the two Reimbursement Agreements dated 9th January, 2004 as referred to in the definition of Reimbursement Agreements and the guarantee dated 1st October 2003 granted by the Company in favour of Bayerische Landesbank in respect of the obligations of eircom under the LC Facility Letter dated 15th September, 2003 as referred to in the definition of LC Facility Letters and the two Reimbursement Agreements dated 15th September, 2003 as referred to in the definition of Reimbursement Agreements.

LC Issuer means the Company named in Schedule 8 (LC Issuer) in its capacity as creditor from time to time in respect of any LC Debt and any person who becomes an LC Issuer in accordance with Clause 21.4 (New Creditors).

Majority Bank Creditors means, at any time, Senior Creditors, the aggregate of whose shares in the Senior Debt and the undrawn Total Commitments under the Senior Facility Agreement at that time exceed 66 2/3 per cent. of the aggregate of the Senior Debt and the undrawn Total Commitments at that time.

New Swap Counterparty means:

(a)                                  the Company; or

(b)                                 such other member of the Group (other than eircom Funding, eircom Funding Holdco, any New eircom Funding or any New eircom Funding Holdco) which is:

(i)                                     an Obligor whose obligations under any Hedging Documents will be guaranteed under the guarantee referred to in Clause 5.6 (Hedging Guarantee); and

(ii)                                  designated as the New Swap Counterparty in writing by the Company and the Senior Agent.

New Obligor has the meaning given to it in Clause 21.3 (New Obligors).

Notice means any notice, request, instruction, demand or other communication.

Obligor means:

(a)                                  the Original Obligor;

(b)                                 each New Obligor;

(c)                                  (before the Currency Swap Novation Date) eircom Funding in its capacity as party to any Hedging Document; and

(d)                                 eircom and ITI prior to (as well as after) such companies becoming Obligors in accordance with clause 4.4 (Conditions subsequent) of the Senior Facility Agreement, provided that neither eircom nor ITI shall have any obligations as Obligors under this Agreement until it has become a New Obligor in accordance with the terms of this Agreement.

Party means the Company, an Obligor, eircom Funding, a Senior Creditor, the Security Agent, the Senior Agent, a Hedging Bank, the LC Issuer or the Shareholder, as the context requires.

Recovery means all amounts received or recovered by any of the Senior Creditors, Hedging Banks or the LC Issuer on or after the occurrence of an Enforcement Event in payment or on account of any Senior Debt, Hedging Debt or LC Debt, but after deducting the reasonable costs and expenses incurred by such Senior Creditor, Hedging Bank or the LC Issuer in effecting such receipt or recovery.

Reimbursement Agreements means, together, the Reimbursement Agreement dated as of 9th January, 2004, between Bayerische Landesbank, eircom and Lercie Limited, the Reimbursement Agreement dated as of 9th January, 2004, between Bayerische Landesbank and eircom, the Reimbursement Agreement dated as of 15th September, 2003, between Bayerische Landesbank, eircom and Lercie Limited, and the Reimbursement Agreement dated as of 15th September, 2003, between Bayerische Landesbank and eircom (as amended on the Refinancing Date).

Secured Creditor means a Senior Creditor, the LC Issuer or a Hedging Bank, as the context requires (together the Secured Creditors).

Security Agent means Deutsche Bank AG London in its capacity as agent and trustee for the Senior Creditors, the Hedging Banks and the LC Issuer of the security conferred under the Security Documents, and any sub-agent, sub-trustee or custodian appointed by it.

Senior Agent means Deutsche Bank AG London in its capacity as facility agent for the Senior Creditors under the Senior Facility Agreement.

Senior Creditor means each of:

(a)                                  the banks and financial institutions named in Schedule 2 in their capacity as Lenders and/or Fronting Bank under the Senior Facility Agreement;

(b)                                 the Mandated Lead Arrangers, the Senior Agent and the Security Agent; and

(c)                                  any successor, transferee, replacement or assignee of any of the above.

Senior Debt means all present and future liabilities (actual or contingent) payable or owing by any Obligor to any Senior Creditor under or in connection with the Senior Finance Documents, whether or not matured and whether or not liquidated, together with any Additional Debt.

Senior Discharge Date means the date on which the Senior Agent is satisfied that all of the Senior Debt, the LC Debt and the Hedging Debt has been irrevocably paid and discharged and all Commitments of the Senior Creditors and all obligations of the Hedging Banks under the Hedging Documents have been terminated.

Senior Facility Agreement means the senior facility agreement dated on or about the date of this Agreement between the Company, the Senior Creditors, the Security Agent and the Senior Agent providing for e1,400,000,000 term and revolving loan facilities (and includes any refinancings or replacement in whole or part of the senior facility agreement in place on the date of this Agreement).

Senior Finance Documents means the Finance Documents as defined in the Senior Facility Agreement, but excluding the Hedging Documents.

Senior Subordinated Securities means the e285,000,000 and US$250,000,000 8.25 per cent.  Senior Subordinated Notes due 2013 of eircom Funding.

Senior Subordinated Securities Permitted Payments means the following if required by the Senior Subordinated Securities or, before the Currency Swap Novation Date, any Hedging Document to which eircom Funding is party:

(a)                                  payment of cash interest, other than the payment of interest under the Senior Subordinated Securities which falls due for payment in US Dollars before the Currency Swap Novation Date;

(b)                                 the payment of euro payments which fall due before the Currency Swap Novation Date under the Hedging Documents to which eircom Funding is party to the extent required to generate US Dollar funds to pay the US Dollar denominated interest referred to in paragraph (a) above;

(c)                                  default interest or liquidated damages;

(d)                                 additional amounts payable under applicable gross up provisions under the Senior Subordinated Securities; and

(e)                                  the amount of all reasonable costs and expenses (including without limitation all accountant’s and legal fees) incurred in connection with all reporting, audit, regulatory, legal compliance and related requirements in connection with the Senior Subordinated Securities, and for the avoidance of doubt does not include any other payment, including payments of principal, any premium which must be paid together with principal and any prepayment on, or redemption, defeasance or purchase of, any Senior Subordinated Securities.

Shareholder Debt means all present and future liabilities (actual or contingent) payable or owing by the Company or any other Obligor to the Shareholder:

(a)                                  under or in connection with the Shareholder Documents (including, without limitation, any interest, principal or fees);

(b)                                 in respect of any advisory, monitoring or management fee; or

(c)                                  in respect of any claim for misrepresentation or breach of undertaking,

under or in connection with the Shareholder Documents, in each case whether or not matured and whether or not liquidated, and together with any Additional Debt.

Shareholder Documents means:

(a)                                  this Agreement; and

(b)                                 any Shareholder Loan Agreement.

Shareholder Loan Agreement means any agreement pursuant to which the Shareholder provides Financial Indebtedness to the Company or any other Obligor.

Shareholder means the company named in Schedule 4 (Shareholder) in its capacity as creditor from time to time in respect of any Shareholder Debt.

Subordinated Creditors means the Shareholder and the Intercompany Creditors.

Subordinated Debt means the Shareholder Debt and the Intercompany Debt.

Tax Event has the meaning given to it in the 2002 ISDA Master Agreement.

Trustee Security Documents means the Security Documents as such term is defined in the Senior Facility Agreement.

Turnover Receipt has the meaning given to it in Clause 8 (Turnover).

1.2                               Interpretation

(a)                                  References to any of the Security Agent, the Senior Agent, the Senior Creditors, the Hedging Banks, the LC Issuer, the Obligors, eircom Funding or the Shareholder in whatever capacity includes their respective permitted successors, assigns, replacements, transferees and substitutes from time to time.

(b)                                 Headings and the index are for convenience of reference only and shall be ignored in the interpretation of this Agreement.

(c)                                  References to the Senior Facility Agreement, a Senior Finance Document, a Hedging Document, an LC Document, a Shareholder Document or an Intercompany Document or any other document or agreement is to that document or agreement as novated, supplemented, amended, varied, restated or replaced from time to time.

(d)                                 In this Agreement, unless the context otherwise requires:

(i)                                     references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

(ii)                                  references to a payment includes a prepayment or a repayment and references to pay include repay and prepay;

(iii)                               references to give any financial support (or similar phrases) in connection with any Debt include, without limitation, the taking of any participation in or in respect of such Debt, the giving of any guarantee, indemnity or other assurance against loss in respect of such Debt, or the making of any deposit or payment in respect of or on account of such Debt;

(iv)                              words importing the singular shall include the plural, and vice versa; and

(v)                                 references to persons shall include any firm, body corporate, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

(e)                                  Terms defined in or whose interpretation is provided for in the Senior Facility Agreement shall have the same meaning when used in this Agreement (whether before or after the Senior Discharge Date) unless separately defined or interpreted in this Agreement.

(f)                                    In determining whether or not an amount of Senior Debt, Hedging Debt or LC Debt has been irrevocably paid and discharged, the Senior Agent will disregard contingent liabilities (such as the risk of clawback flowing from a preference) except to the extent that the Senior Agent believes (acting reasonably) that there is a reasonable likelihood that those contingent liabilities will become actual liabilities.

(g)                                 It is intended by the Parties that this Agreement take effect as a deed notwithstanding that a party only executes it under hand.

(h)                                 It is agreed that the obligations of the Company and eircom Funding in this Agreement are corporate obligations of the Company and eircom Funding only and not its present or future shareholders (the Shareholder Parties).  No liability shall attach to or be incurred by the Shareholder Parties directly or indirectly by reason of any obligations, agreements, covenants or representations of the Company contained in this Agreement and the Shareholder Parties may rely on this clause and to that extent their rights under the Contracts (Rights of Third Parties) Act 1999 are not excluded.

1.3                               Existing Intercreditor Agreement

With effect from and including the Refinancing Date the parties to this Agreement agree that the intercreditor agreement dated 6th August, 2003 between, inter alios, Valentia Telecommunications and Deutsche Bank AG London as Senior Agent and Security Agent (as such terms are defined therein) will be cancelled and be of no further force and effect.

2.                                      RANKING

2.1                               Ranking of Debt

Unless expressly provided to the contrary in this Agreement, the Debt shall rank in right and priority of payment in the following order:

First                     the Senior Debt, the Hedging Debt and the LC Debt (pari passu, without any preference between themselves);

Second         the Intercompany Debt; and

Third                 the Shareholder Debt.

2.2                               Priority of Security

(a)                                  During the continuance of this Agreement, the Combined Security Documents shall in all respects rank pari passu without preference for one over the other as if each has been created on the same date and at the same time enjoyed equal priority.

(b)                                 The order of priority set out at paragraph (a) of this Clause 2.2 shall apply notwithstanding:

(i)                                     the order of registration, notice or execution of any of the Combined Security Documents;

(ii)                                  the creation in favour of any Secured Creditor of any further additional security over the undertaking, properties or assets of the Obligors or eircom Funding (or any of them) or any asset which is subject to a floating charge in any Combined Security Document becoming subject to a security which is a fixed charge or a crystallised floating charge;

(iii)                               any fluctuation in the amounts from time to time owing to any of the Secured Creditors; or

(iv)                              any contrary provision of the Senior Finance Documents, the Hedging Documents or the LC Documents.

3.                                      UNDERTAKINGS

Except as an Instructing Bank Group has previously agreed in writing, or to the extent permitted by Clauses 7 (Permitted Payments), 9.2 (Procedure) or 10 (Enforcement):

(a)                                  no Obligor will pay, or make any distribution in respect of or on account of, or purchase, defease, redeem or acquire, any of the Subordinated Debt in cash or in kind;

(b)                                 no Subordinated Creditor will demand or receive payment of, or any distribution in respect of or on account of any Subordinated Debt in cash or kind or apply any money or property in or towards the discharge of any Subordinated Debt;

(c)                                  no Subordinated Creditor or Obligor will discharge any Subordinated Debt by set-off, any right of combination of accounts or otherwise (save to the extent such set-off occurs automatically by operation of law and not as a result of any action or election by such Subordinated Creditor or Obligor and any amount so set-off is subject to Clause 8 (Turnover));

(d)                                 no Obligor will (and each Obligor will procure that none of its Subsidiaries will) create or permit to subsist any Security Interest over any of its assets for any of the Subordinated Debt, and no Subordinated Creditor will allow to exist or receive any Security Interest, for any of the Subordinated Debt (save in either case to the extent that such Security Interest secures Intercompany Debt (other than any Intercompany Debt owed to eircom Funding) and the benefit of any such Security Interest has been charged or assigned to the Secured Creditors under the Security Documents);

(e)                                  no Obligor will (and each Obligor will procure that none of its Subsidiaries will) give any financial support to any person for, in respect of or in connection with the Subordinated Debt and no Subordinated Creditor will require or accept any such financial support (save to the extent that such financial support is in respect of Intercompany Debt (provided that no such financial support may be given in respect of any Intercompany Debt owed to eircom Funding other than under the eircom Funding Guarantee) and the benefit of any such financial support has been assigned or charged to the Secured Creditors under the Security Documents);

(f)                                    no Obligor or Subordinated Creditor will allow any of the Subordinated Debt to be evidenced by a negotiable instrument or subordinate any of the Subordinated Debt to any other indebtedness save (i) as provided for in this Agreement or (ii) as provided for in the Indentures in the form approved by the Senior Agent pursuant to Clause 4.1 (Conditions precedent documents) of the Senior Facility Agreement;

(g)                                 except as required by applicable law, no Obligor will initiate or support or take any steps with a view to any insolvency, liquidation, reorganisation (other than a reorganisation on terms permitted by the Senior Facility Agreement), administration, examination or dissolution proceedings involving an Obligor (whether by petition, convening a meeting, voting for a resolution or otherwise);

(h)                                 no Obligor or Subordinated Creditor will take or omit to take any action whereby the ranking and/or subordination of the Subordinated Debt provided for in this Agreement may be impaired; and

(i)                                     no Obligor will enter into or have outstanding any indebtedness under any Shareholder Loan Agreement unless that Shareholder Loan Agreement is expressly subject to the terms of this Agreement.

4.                                      AMENDMENTS

4.1                               Changes to Hedging Documents

(a)                                  Subject to the sub-paragraphs (b) and (c) below, unless the Majority Bank Creditors have agreed to the Amendment in writing, no Obligor or Hedging Bank will Amend the terms of any Hedging Document:

(i)                                     save for Amendments required to comply with the terms of this Agreement or the Hedging Letter and save for procedural or administrative changes which do not increase the amount or change the currency payable by any Obligor under the original terms of any Hedging Document or alter the due date for any payment (except as provided in accordance with the original terms of the Hedging Documents);

(ii)                                  to result in any Obligor becoming liable to make an additional payment (or increase an existing payment) under any of the Hedging Documents or to impose an additional material obligation on any Obligor, which liability or obligation does not arise from the original terms of the Hedging Documents; or

(iii)                               save for Amendments made to the Hedging Security Documents entered into by eircom, ITI and the Company to the extent necessary to conform such Hedging Security Documents to the Trustee Security Documents required to be entered into by eircom, ITI and the Company under the terms of the Senior Facility Agreement.

(b)                                 With effect from the Refinancing Date, the Hedging Documents in existence at the date of this Agreement and referred to in Schedule 9 (Amendments to Hedging Documents) shall be amended as set out in Schedule 9 (Amendments to Hedging Documents) and each party to this Agreement hereby consents to such amendments.

(c)                                  The Hedging Banks hereby confirm that no Event of Default or Termination Event (as defined in any ISDA master agreement to which it is a party) will occur under any Hedging Document in existence at the date of this Agreement to which it is party as a result of any member of the Group entering into the Senior Facility Agreement (or the transactions contemplated therein) or as a result of the IPO.

4.2                               Changes to Intercompany Documents

Unless an Instructing Bank Group has agreed to the Amendment in writing, no Obligor will Amend the terms of:

(a)                                  the eircom Funding Loan Agreement or the eircom Funding Guarantee (except for Amendments which do not or could not reasonably be expected to increase the amount of payments permitted by Clause 7.2(c) (Intercompany Debt Payments) or otherwise adversely affect the interests of the Senior Creditors or Hedging Banks in any material respect); or

(b)                                 any other Intercompany Document in a manner or to an extent such that the interests of any of the Senior Creditors or Hedging Banks or the ranking and/or subordination arrangements provided for in this Agreement are reasonably likely to be materially and adversely affected.

4.3                               Changes to the Shareholder Documents

Unless an Instructing Bank Group has agreed to the Amendment in writing or except as expressly permitted by clause 22.24 (Amendments to documents) of the Senior Facility Agreement, neither any Obligor nor the Shareholder will Amend the terms of any Shareholder Document in a manner or to an extent such that the interests of any of the Secured Creditors under the Finance Documents or the ranking and/or subordination arrangements provided for in this Agreement are reasonably likely to be materially and adversely affected (as to which a certificate of the Security Agent acting reasonably and in good faith shall be conclusive).

4.4                               Changes to LC Documents

Unless the Majority Bank Creditors have agreed to the Amendment in writing, the LC Issuer will not and the Company and each Obligor will procure that no member of the Group will Amend the terms of the LC Documents or any letter of credit, bank guarantee or equivalent instrument issued pursuant to any LC Documents if the direct or indirect effect of the Amendment would be to:

(a)                                  increase the aggregate principal amount payable, or which may become payable, under the LC Documents;

(b)                                 increase the amount of any other payment obligation under the LC Documents or introduce any new payment obligation under the LC Documents;

(c)                                  extend the time for the making of any payment under the LC Documents; or

(d)                                 otherwise materially Amend any of the LC Documents,

provided that, for the avoidance of doubt, the LC Documents, or any letter of credit, bank guarantee or equivalent instrument issued pursuant to any LC Documents may be renewed on an annual basis on substantially the same terms as may be required in connection with the financing of the U.S. finance leases identified in schedule 6 (Existing Security) of the Senior Facility Agreement.

5.                                      HEDGING DEBT

5.1                               Accession of Hedging Banks

A person providing interest or currency swap or hedging facilities to any Obligor will only be entitled to share in any of the security constituted by the Trustee Security Documents (or have the benefit of any Hedging Security Document) in respect of any of the liabilities or debt arising under such swap or hedging facilities or benefit from the undertakings of the Parties to this Agreement if:

(a)                                  such person and such facilities are specified in Schedule 3 (Hedging Banks and Hedging Documents); or

(b)                                 (i) such person is a Lender or an Affiliate of a Lender or Allied Irish Banks, p.l.c. (or one of its Affiliates) or another person approved by the Senior Agent , (ii) the swap or hedging facilities being provided by such person are in accordance with the Hedging Letter, provided that the swap or hedging facilities provided by a Hedging Bank will be deemed to be in accordance with the Hedging Letter if the Senior Agent gives that Hedging Bank written confirmation to that effect before such swap or hedging facilities are entered into, and (iii) such person has agreed to become a Hedging Bank by executing and delivering to the Security Agent a duly completed Deed of Accession.

Upon delivery of such a Deed of Accession to the Security Agent such person will, subject to this Clause 5.1, acquire all its rights and assume all its obligations as a Hedging Bank under this Agreement in relation to such swap or hedging facilities.

5.2                               Undertakings relating to Hedging Debt

Unless the Majority Bank Creditors have previously agreed in writing:

(a)                                  no Hedging Bank will demand (except to terminate or close out any hedging transaction as permitted under paragraph (b) below) or receive, and no Obligor will pay or make any distribution in respect of, or on account of, any of the Hedging Debt in cash or in kind, or apply any money or property in or towards the payment or discharge of any Hedging Debt except:

(i)                                     for scheduled payments arising under Hedging Documents or payments arising from a termination or close out permitted by paragraph (b)(i) below; and/or

(ii)                                  for the proceeds of enforcement of the Combined Security Documents received and applied in the order permitted by Clause 11 (Proceeds of Enforcement); and/or

(iii)                               for proceeds received and applied in accordance with Clause 11.2 (Attainment of Designated Rating).

(b)                                 no Hedging Bank will exercise any right to terminate or close out any hedging transaction under the Hedging Documents prior to its stated maturity unless:

(i)                                     in respect of Hedging Documents in effect at the date of this Agreement, such termination or close out occurs as a result of the Company complying with the requirements of the Hedging Letter; or

(ii)                                  in respect of any Hedging Documents entered into after the date of this Agreement, such termination or close out will not result in a breach of the requirements of the Hedging Letter and is not made at a time when an Event of Default is outstanding; or

(iii)                               an Obligor has not paid when due an amount of Hedging Debt and such default continues for more than twenty Business Days after the Hedging Bank has given Notice of such default (and of the Hedging Bank’s intention to terminate) to the Senior Agent; or

(iv)                              an Enforcement Event or an Acceleration Event has occurred; or

(v)                                 any liquidation, winding-up, dissolution or bankruptcy proceedings have been formally commenced against the Obligor which is the counterparty under such hedging transaction and have not been discharged within twenty Business Days from the date of commencement; or

(vi)                              a Tax Event has occurred under the relevant Hedging Document, save where any Obligor agrees fully to indemnify such Hedging Bank in respect of any additional amount which such Hedging Bank is obliged to pay in relation to or on account of an Indemnifiable Tax in accordance with Section 2(d)(i)(4) of the 2002 ISDA Master Agreement or any equivalent provision of any Hedging Document, provided that this shall not prevent (A) the partial close-out of any hedging transaction where no payment (after netting-off any payments from the Hedging Bank in respect of such close out) is required to be made by any member of the Group and the requirements of subclause 22.12 (Treasury transactions) of the Senior Facility Agreement are complied with or (B) the Company (or, before the Currency Swap Novation Date, eircom Funding) or the relevant Hedging Bank from electing to terminate currency hedging transactions with the Hedging Banks after five years of their commencement at the then market value of such currency hedging transactions, where such currency hedging transactions include an option for such termination;

(c)                                  none of the Hedging Debt may be discharged by set-off, any right of combination of accounts or otherwise except to the extent such Hedging Debt is permitted to be paid under paragraph (a) or the proviso to paragraph (b) above; and

(d)                                 no Obligor will (and each Obligor will procure that none of its Subsidiaries will) create or permit to subsist any Security Interest over any of its assets, or give any financial support to any person, in each case for, in respect of or in connection with, any of the Hedging Debt other than under the original terms of the Hedging Documents or the Combined Security Documents and in accordance with the priority and ranking specified in this Agreement.

5.3                               Two Way Payments

Each Obligor and each Hedging Bank agrees that:

(a)                                  the Hedging Documents will provide for “two way payments” or payments under the “Second Method” in the event of a termination of a hedging transaction whether upon a Termination Event or an Event of Default (each as defined in the relevant Hedging Documents);

(b)                                 on or following the occurrence of an Enforcement Event or an Acceleration Event if a net amount falls due from that Hedging Bank to any Obligor, that amount shall be paid by such Hedging Bank to the Security Agent and applied as set out in Clause 11.1 (Order of Application); and

(c)                                  promptly on the occurrence of an Enforcement Event or an Acceleration Event each Hedging Bank will promptly upon the request of the Senior Agent (acting on the instructions of an Instructing Bank Group) exercise any rights it may have to terminate the hedging transactions under the Hedging Documents.

5.4                               Hedging Documents

(a)                                  Each Hedging Bank will provide to the Senior Agent copies of all Hedging Documents to which it is party and copies of all agreements and documents constituting or evidencing any hedging facilities provided to any Obligor by that Hedging Bank.  Such agreements and documents must be in form and substance satisfactory to the Senior Agent, acting reasonably.

(b)                                 Each Hedging Security Document entered into after the date of this Agreement will be in substantially the form, mutatis mutandis, of the corresponding Trustee Security Documents or, as the case may be, the guarantee in clause 18 (Guarantee and Indemnity) of the Senior Facility Agreement.

(c)                                  No Hedging Security Document:

(i)                                     may create any Security Interest over any asset of a member of the Group that is not subject to an equivalent Security Interest under the Trustee Security Documents (other than, in the case of the Hedging Security Documents entered into prior to the date of this Agreement, the assets of eircom and ITI); or

(ii)                                  may constitute a guarantee from any member of the Group that is not a Guarantor (other than, in the case of the Hedging Security Documents entered into prior to the date of this Agreement, eircom or ITI).

(d)                                 Each Hedging Bank which is party to a Hedging Document to which eircom Funding is party hereby confirms receipt of notice of assignment by way of security of all of eircom Funding’s rights in respect of such Hedging Document.

5.5                               ISDA Form

(a)                                  All Hedging Documents (other than the Hedging Security Documents) will be based on 2002 standard ISDA Agreements (or, in the event of Hedging Documents entered into before the date of this Agreement, 1992 or 2002 standard ISDA Agreements) unless otherwise agreed by the Senior Agent.

(b)                                 If this proves not to be the case, such amendments shall be made to the Hedging Documents by the relevant Hedging Bank and Obligors as the Senior Agent (acting reasonably) considers are necessary, in order that this Agreement may have the same effect in relation to the hedging transactions evidenced by such Hedging Documents as it would have had had such Hedging Documents been based on 2002 standard ISDA Agreements.

5.6                               Hedging Guarantee

Each Obligor confirms that:

(a)                                  the Hedging Banks are entitled to rely on the guarantee in clause 18 (Guarantee and Indemnity) of the Senior Facility Agreement granted by such Obligor (subject to any limitations therein or in any Accession Deed by which such Obligor became party to the Senior Facility Agreement) as if references in that clause to a Finance Party (as defined in the Senior Facility Agreement) were references to a Hedging Bank and as if references in that clause to an Obligor (as defined in the Senior Facility Agreement) were references to the counterparty to the relevant Hedging Debt; and

(b)                                 such guarantee shall extend to the obligations of eircom Funding under the Hedging Documents to which it is a party as if eircom Funding was an Obligor for the purposes of the Senior Facility Agreement.

5.7                               Currency Swap Novation

(a)                                  On the Currency Swap Novation Date:

(i)                                     the New Swap Counterparty will assume the rights and obligations of eircom Funding under each Hedging Document (and under each transaction entered into thereunder) to which eircom Funding is party in substitution for eircom Funding; and

(ii)                                  eircom Funding will be released from those obligations and cease to have those rights.

(b)                                 Any assumption and release under paragraph (a) above shall be without prejudice to the obligations of each Obligor under (i) Clause 5.6 (Hedging Guarantee), (ii) clause 18 (Guarantees and Indemnity) of the Senior Facility Agreement, and (iii) any other guarantee granted by any Obligor in respect of the Hedging Documents and related transactions affected by such assumption and release.

(c)                                  Unless the Currency Swap Novation Date has already occurred at the relevant time, the Company shall promptly notify the Senior Agent in writing when it is satisfied (acting reasonably) that the assumption and release under paragraph (a) can take place without causing any material tax prejudice or material administrative burden for the Group and without breaching any applicable law or regulatory requirement.  The Company shall use its reasonable efforts to overcome any such tax prejudice, administrative burden or potential breach of applicable law or regulation, including seeking any applicable tax clearances or consents required under applicable law or regulation.

6.                                      WARRANTIES AND SHAREHOLDER CLAIMS

6.1                               Warranties of Shareholder

The Shareholder warrants to each Secured Creditor that:

(a)                                  it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the laws of the place of its incorporation or formation;

(b)                                 this Agreement is within its powers and has been duly authorised and executed by it;

(c)                                  it is the sole beneficial owner of the Subordinated Debt owed to it; and

(d)                                 subject to any general principles of law limiting its obligations and referred to in any legal opinion required under the Senior Facility Agreement or under this Agreement, this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms and does not conflict with any law or regulation binding on it or with its constitutional documents.

6.2                               Shareholder Claims

Except as an Instructing Bank Group has previously agreed in writing neither the Shareholder nor any Obligor will sue, claim or bring proceedings against any Obligor for breach of any representation, warranty or undertaking made, or under any indemnity given, by any Obligor under or in connection with the Shareholder Documents or the transactions contemplated in the Shareholder Documents, provided that, subject to the other terms of this Agreement, the Shareholder may seek to enforce any such undertaking given to it by the Company in a Shareholder Document by means of an injunction or an order for specific performance.

6.3                               Time-barred claims

If any restriction in Clause 6.2 preventing the Shareholder or an Obligor from suing, claiming or bringing proceedings against the Company would result in the Shareholder or Obligor being prevented from suing, claiming or taking such proceedings by reason of the expiry of any statutory limitation period, the Shareholder or Obligor shall be able to sue, claim or take such proceedings against the Company, but only to the extent necessary to prevent loss of the right to sue, claim or bring such proceedings.

7.                                      PERMITTED PAYMENTS

7.1                               Shareholder Debt Payments

Subject to Clause 8 (Turnover), the Company may pay Permitted Distributions to the Shareholder, subject to compliance with the requirements of clause 22.16 (Dividends) of the Senior Facility Agreement.

7.2                               Intercompany Debt Payments

Subject to Clause 8 (Turnover), any Obligor shall be entitled to pay in cash or by payment in kind any Intercompany Debt owed by it to another Obligor or to eircom Funding (including by capitalising an amount of interest or issuing further debt instruments) PROVIDED THAT:

(a)                                  (unless the Senior Agent (acting on the instructions of an Instructing Bank Group) otherwise consents in writing) no payment of Intercompany Debt (other than, subject to the other terms of this Agreement, under the eircom Funding Loan Agreement or any other Intercompany Debt owed to eircom Funding by the Company) may be made if the Senior Agent has given any notice or taken any action under clauses 23.17 (Acceleration) of the Senior Facility Agreement (or any equivalent provision in any amendment or refinancing of the Senior Facility Agreement); and

(b)                                 no payment on or in respect of the eircom Funding Guarantee may be made, nor may any amount fall due for payment under the eircom Funding Guarantee, until after the Senior Discharge Date; and

(c)                                  no payment of principal, interest, fees or other amounts constituting Intercompany Debt owed to eircom Funding shall be permitted by this Clause 7.2, except for the payment of (i) cash interest (including any interest gross up provided for in the eircom Funding Loan Agreement); (ii) amounts equal to any additional amounts payable under applicable gross-up provisions of the Senior Subordinated Securities; (iii) amounts equal to default interest or liquidated damages payments under the Senior Subordinated Securities; (iv) an amount equal to the amount of all reasonable costs and expenses (including without limitation all accountant’s and legal fees) incurred in connection with all reporting, audit, regulatory, legal compliance and related requirements in connection with the Senior Subordinated Securities; or (v) the Ongoing Fee (as defined in the eircom Funding Loan Agreement); in each case referred to in (i), (ii), (iii), (iv) or (v) above, under and to the extent provided for in the eircom Funding Loan Agreement but only to the extent necessary to enable eircom Funding to make Senior Subordinated Securities Permitted Payments or (in the case of the Ongoing Fee (as defined in the eircom Funding Loan Agreement)) to enable eircom Funding to pay the amounts referred to in the definition of Ongoing Fee in the eircom Funding Loan Agreement; PROVIDED THAT, except with the prior consent in writing of the Senior Agent (acting on the instructions of an Instructing Bank Group), the Company may not on any date make any such payments under (i), (ii), (iii), (iv) or (v) above if:

(A)                              any of the Senior Debt (or in the case of non-payment of any amounts not constituting principal, interest or fees, Senior Debt in excess of €50,000 (when aggregated with all other amounts unpaid)) due on or prior to such date are unpaid on such date; or

(B)                                following the occurrence of an Event of Default (other than of the type specified in paragraph (A) above), the Senior Agent (acting on the instructions of the Instructing Bank Group) serves a written notice (a Block Notice) on eircom Funding and the Company specifying such Event of Default, until the earliest date on which:

I.                                         paragraph (A) does not apply; and

II.                                     one of the following applies;

(a)                                  179 days have elapsed since the service of such Block Notice, or if earlier, where a Standstill Period (as defined in Clause 10 (Enforcement)) is in effect at any time during that 179 day period, the date on which that Standstill Period expires; or

(b)                                 the Senior Agent (acting on the instructions of an Instructing Bank Group) has confirmed in writing to eircom Funding and the Company that the relevant Event of Default has been cured or waived by the Instructing Bank Group in writing or has ceased to exist; or

(c)                                  the Senior Agent (acting on the instructions of the Instructing Bank Group) by notice in writing to eircom Funding and the Company cancels the Block Notice; or

(d)                                 the Senior Discharge Date occurs.

Unless otherwise agreed by eircom Funding:

(aa)                            no more than one Block Notice may be served with respect to the same particular event or circumstances whether in relation to the same Event of Default or not, but without prejudice to the ability of the Senior Agent to issue a Block Notice in respect of any other particular event or set of circumstances;

(bb)                          a Block Notice may not be issued less than 360 days after the service of a prior Block Notice and then only to the extent that all scheduled payments with respect to the eircom Funding Loan that have come due have been paid in full in accordance with the terms of the eircom Funding Loan Agreement; and

(cc)                            no Event of Default that existed at the date a Block Notice was given may be the basis of a subsequent Block Notice, unless such Event of Default has been cured or complied with for at least 180 consecutive days since the date of issue of the prior Block Notice (it being acknowledged that any subsequent action or breach of any financial covenant for a period ending after the date of delivery of such initial Block Notice that would give rise to an Event of Default under any provision under which an Event of Default previously existed or was continuing shall constitute a new Event of Default for this purpose).

8.                                      TURNOVER

(a)                                  If any Hedging Bank or any Subordinated Creditor receives or recovers a payment or distribution in cash or in kind (including by way of set-off or combination of accounts):

(i)                                     of, or on account of, any of the Hedging Debt which is prohibited by Clause 5.2 (Undertakings relating to Hedging Debt);

(ii)                                  of, or on account of, any of the Subordinated Debt which is not permitted by Clause 7 (Permitted Payments); or

(iii)                               from (or on behalf of) any Obligor or any other member of the Group on account of the purchase, defeasance, redemption or acquisition of any Subordinated Debt otherwise than to the extent permitted by Clause 7 (Permitted Payments),

(each such payment or distribution being a Turnover Receipt) the receiving or recovering Hedging Bank or Subordinated Creditor (as the case may be) will promptly notify the Security Agent, will pending payment to the Security Agent hold such Turnover Receipt on trust for the Security Agent and the Secured Creditors and will on demand pay to the Security Agent for application as provided in Clause 11 (Proceeds of Enforcement) an amount determined by the Security Agent to be equal to the lesser of:

(A)                              the outstanding balance of the Senior Debt and Hedging Debt; and

(B)                                the amount of such Turnover Receipt,

less the third party costs and expenses (if any) reasonably incurred by the Hedging Bank or Subordinated Creditor concerned in receiving or recovering such Turnover Receipt.

(b)                                 Each Obligor shall indemnify each Hedging Bank and Subordinated Creditor upon demand (to the extent of its liability for the Hedging Debt or Subordinated Debt) for the amount of any Turnover Receipt paid by it to the Security Agent and such third party costs and expenses incurred by it, and the Hedging Debt or the Subordinated Debt (as appropriate) will not be deemed to have been reduced or discharged in any way or to any extent by the receipt or recovery of the relevant Turnover Receipt.  Any claim or right of indemnity under this paragraph shall constitute Hedging Debt (if owed to a Hedging Bank) or otherwise Subordinated Debt.

9.                                      SUBORDINATION ON INSOLVENCY

9.1                               Insolvency

If any of the following occur in respect of an Obligor (an Insolvent Obligor):

(a)                                  any formal or legal step is taken with a view to a moratorium, composition, assignment or similar arrangement with any of its creditors;

(b)                                 a meeting is convened for the purpose of considering any resolution for (or to petition for or to file documents with a court or any registrar for) its winding-up, administration, examinership or dissolution or any such resolution is passed;

(c)                                  any person presents a petition or files documents with a court or registrar for its winding-up, administration, examinership or dissolution, unless it is being contested in good faith and with due diligence and is discharged or struck out within 20 Business Days;

(d)                                 an order for its winding-up, administration, examinership or dissolution is made;

(e)                                  any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed in respect of it;

(f)                                    its shareholders, directors or other officers request the appointment of or give notice of their intention to appoint a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, examiner, receiver, administrative receiver, administrator or similar officer; or

(g)                                 any other analogous step or procedure is taken in any jurisdiction,

the Subordinated Debt will be subordinate in right of payment to the Senior Debt and the Hedging Debt, and the Secured Creditors shall be entitled to receive payment in full of all of the Senior Debt and Hedging Debt before the Subordinated Creditors shall be entitled to any payment of the Subordinated Debt.

9.2                               Procedure

If any of the events referred to in Clause 9.1 above occurs and this Clause applies and the Senior Discharge Date has not occurred:

(a)                                  the Security Agent may, and is irrevocably authorised on behalf of the Subordinated Creditors to:

(i)                                     demand, claim, enforce and prove for the Subordinated Debt owed by the Insolvent Obligor;

(ii)                                  file claims and proofs, give receipts and take any proceedings in respect of the Subordinated Debt owed by the Insolvent Obligor which the Security Agent reasonably considers to be necessary or desirable to recover any Subordinated Debt;

(iii)                               do anything which the Security Agent reasonably considers to be necessary or desirable to recover the Subordinated Debt owed by the Insolvent Obligor; and

(iv)                              receive all distributions on the Subordinated Debt for application against the Senior Debt and the Hedging Debt pari passu between themselves;

(b)                                 if and to the extent that the Security Agent is not entitled to do anything mentioned in paragraph (a) above, each Subordinated Creditor must do so promptly as and when requested by the Security Agent from time to time;

(c)                                  each Subordinated Creditor must:

(i)                                     hold all payments and distributions in cash or in kind subsequently received or receivable by such Subordinated Creditor in respect of the Subordinated Debt from an Insolvent Obligor or from any other source on trust for the Senior Creditors and the Hedging Banks; and

(ii)                                  pay and transfer them to the Security Agent for application against the Senior Debt and the Hedging Debt;

(d)                                 to the extent permitted by applicable law, the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of an Obligor or their proceeds is directed to pay all payments and distributions on the Subordinated Debt direct to the Security Agent; and

(e)                                  the Subordinated Creditors must give any notice and do anything which the Security Agent may reasonably require to give effect to this Clause 9.2.

9.3                               Distributions

(a)                                  Each Subordinated Creditor will, upon demand by the Security Agent, pay an amount equal to the amount of all payments or distributions of or in respect of any Subordinated Debt in cash or in kind received by or on behalf of it from any Insolvent Obligor (or any liquidator, administrator, receiver or similar official of such Insolvent Obligor or its assets) on or after the occurrence of any of the events or circumstances referred to in Clause 9.1 to the Security Agent for application in accordance with Clause 11 (Proceeds of Enforcement). Pending such application the Security Agent will hold such payment on trust for the beneficiaries entitled thereto (according to the ranking of entitlements set out in Clause 11 (Proceeds of Enforcement)).

(b)                                 To the extent permitted by applicable law, the trustee in bankruptcy, liquidator, administrator, receiver or other person distributing the assets of an Insolvent Obligor or their proceeds shall be directed to pay distributions on the Subordinated Debt, direct to the Security Agent until the Senior Debt and the Hedging Debt have been paid in full.

(c)                                  The Subordinated Creditors will give all such notices and do all such things as the Security Agent may reasonably request to give effect to this Clause 9.3.

10.                               ENFORCEMENT

(a)                                  Except as an Instructing Bank Group has previously agreed in writing, and subject to paragraph (b), the Subordinated Creditors must not:

(i)                                     accelerate or make demand for any of the Subordinated Debt or declare any of the Subordinated Debt prematurely payable (provided that the Intercompany Creditors may request payment of any amount of Intercompany Debt (not being under the eircom Funding Loan Agreement or the eircom Funding Guarantee) then due but not otherwise accelerate or make demand or take any other enforcement action in respect of any Intercompany Debt);

(ii)                                  enforce the Subordinated Debt by attachment, set-off, execution or otherwise (save to the extent such set-off occurs automatically by operation of law and not as a result of any action or election by such Subordinated Creditor or Obligor and any amount so set-off is subject to Clause 8 (Turnover));

(iii)                               except as required by applicable law, initiate or support or take any steps with a view to:

(A)                              any insolvency, liquidation, reorganisation (other than a re-organisation permitted by the Senior Facility Agreement), administration, examination or dissolution proceedings; or

(B)                                any voluntary arrangement or assignment for the benefit of creditors; or

(C)                                any similar proceedings,

involving an Obligor, whether by petition, convening a meeting, voting for a resolution or otherwise; or

(iv)                              sue, or bring or support any legal proceedings, or otherwise exercise any remedy for the recovery of the Subordinated Debt.

(b)                                 eircom Funding may take any of the actions (Enforcement Action) prohibited in paragraph (a) above in relation to Intercompany Debt under the eircom Funding Loan Agreement:

(i)                                     if any Senior Debt has been declared to be due and payable or due and payable on demand (and demand has been made) under clause 23.17 (Acceleration) of the Senior Facility Agreement; or

(ii)                                  if any of the events referred to in Clause 9.1(d) or (e) (or any analogous steps or procedures in any applicable jurisdiction having valid jurisdiction over the Company) occur in relation to the Company; or

(iii)                               if eircom Funding (or if any trustee or representative is acting on its behalf, such trustee or representative) has given notice in writing (an Enforcement Notice) to the Senior Agent specifying that an eircom Funding Debt Non-Payment Event has occurred and 179 days has elapsed from the date the Senior Agent received such Enforcement Notice (the Standstill Period) and at the end of the Standstill Period the eircom Funding Debt Non-Payment Event is continuing unremedied and unwaived

(provided that Enforcement Action shall only be permitted under this sub-paragraph (iii) in an amount up to the amount of eircom Funding Debt that is the subject of such eircom Funding Debt Non-Payment Event and only to the extent it remains unremedied or unwaived),

PROVIDED THAT in each case any amounts received as a result of action permitted to be taken under this Clause shall be subject to Clause 8 (Turnover).

(c)                                  Without prejudice to paragraph (b) above, if payment of the principal amount of the Senior Subordinated Securities is accelerated, no payment of the principal amount outstanding under the eircom Funding Loan Agreement may be made until ten Business Days after eircom Funding, has given notice to the Senior Agent.  Thereafter the Company may, to the extent eircom Funding is at the relevant time permitted to take Enforcement Action under paragraph (b) above (and subject to Clause 8 (Turnover)), make such principal payments at the times referred to in the eircom Funding Loan Agreement.

11.                               PROCEEDS OF ENFORCEMENT

11.1                        Order of Application

(a)                                  Subject to the rights of any creditor with prior security or preferential claims, the proceeds of enforcement of the security conferred by any of the Combined Security Documents shall be paid to the Security Agent.  Those proceeds and any other amounts received by the Security Agent under any of the Finance Documents shall be applied in the following order:

First                     in payment of all costs, expenses and liabilities (and all interest thereon as provided in the Senior Finance Documents) reasonably incurred by or on behalf of the Security Agent (or, in the case of Hedging Security Documents, the relevant Hedging Bank) and any receiver, attorney or agent in connection with carrying out its duties and exercising its powers and discretions under the Combined Security Documents or this Agreement and the remuneration of the Security Agent and every receiver under the Combined Security Documents;

Second         in payment of all costs and expenses reasonably incurred by or on behalf of any Senior Creditor, the LC Issuer or Hedging Bank in connection with such enforcement;

Third                 in payment to the Senior Agent for application towards the balance of the Senior Debt, the Hedging Debt and the LC Debt pari passu between themselves;

Fourth           the payment of the surplus (if any) to the Obligor concerned or other person entitled thereto.

(b)                                 No such proceeds or amounts shall be applied in payment of any amounts specified in any of the sub-paragraphs in paragraph (a) above until all amounts specified in any earlier sub-paragraph have been paid in full.

11.2                        Attainment of Designated Rating

The Parties agree that the order of application set out in Clause 11.1 above shall, in addition to the proceeds and other amounts referred to in Clause 11.1 above, apply, unless otherwise provided in this Agreement, to all amounts received by the Security Agent under any of the Finance Documents after the attainment of the Designated Rating by the Company or any Parent and the release of the Combined Security Documents in accordance with paragraph 10(b) (Release of Security) of Schedule 7.

11.3                        Good Discharge

An acknowledgement of receipt signed by the relevant person to whom payments are to be made under Clause 11.1 or Clause 11.2 shall be a good discharge of the Security Agent.

12.                               ENFORCEMENT OF SECURITY

12.1                        Enforcement Instructions

(a)                                  Subject to Clause 12.2(b), the Security Agent may refrain from enforcing the security conferred by the Trustee Security Documents unless and until instructed by an Instructing Bank Group.

(b)                                 Subject to such security having become enforceable, an Instructing Bank Group may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the security conferred by the Trustee Security Documents as they see fit.

(c)                                  Notwithstanding the terms of any Hedging Document and subject to Clause 12.2(b), the Hedging Banks shall not have any right separately to enforce any of the Hedging Security Documents (or any other security granted by any member of the Group to secure the Hedging Debt) or to instruct or require the Security Agent to enforce any of the Trustee Security Documents (or any other security granted by any member of the Group to secure the Hedging Debt), without the prior written consent of the Security Agent acting on the instructions of an Instructing Bank Group.

12.2                        Enforcement of Hedging Security Documents

(a)                                  Each Hedging Bank hereby unconditionally agrees with each of the other Secured Creditors that notwithstanding the terms of the Hedging Documents, it shall not, save as provided for in sub-paragraph (b) of this Clause 12.2, be entitled to take any steps for the purpose of appointing a receiver under any of the Hedging Security Documents or otherwise take possession of any of the properties or assets charged by the Hedging Security Documents or issue any legal proceedings to enforce them or any of them without the prior written consent of the Security Agent acting on the instructions of an Instructing Bank Group.

(b)                                 Each of the Secured Creditors hereby agrees that on the Appointment Date and at any time while the appointment of an examiner to any Obligor continues the Hedging Banks may enforce or refrain from enforcing the security constituted by the Hedging Security Documents provided that:

(i)                                     all proceeds of any enforcement of the security constituted by the Hedging Security Documents shall be paid to the Security Agent and held by it for distribution in accordance with Clause 11.1 (Order of Application); and

(ii)                                  the relevant Hedging Banks will consult with the Security Agent in relation to the enforcement of its Hedging Security Documents and will comply with the reasonable instructions of the Security Agent given with a view to achieving an orderly and co-ordinated enforcement of the Hedging Security Documents and, if applicable, the Trustee Security Documents.

(c)                                  With effect from the Appointment Date, each Hedging Bank party to a Hedging Security Document shall comply with any directions of the Security Agent (acting on the instructions of an Instructing Bank Group) involving voting for or against or accepting or rejecting:

(i)                                     any scheme of arrangement in relation to an Obligor; or

(ii)                                  any rescheduling, refinancing, reorganisation or stand-still agreement in respect of any Obligor.

12.3                        Competing Instructions to Security Agent

Any instructions given to the Security Agent by an Instructing Bank Group (and which are within the powers of an Instructing Bank Group) will override any conflicting instructions given by any other Parties.  The Security Agent will be fully protected in complying with the instructions of an Instructing Bank Group.

12.4                        Manner of Enforcement

(a)                                  The Security Agent shall enforce the security conferred by the Trustee Security Documents (if then enforceable) in such manner as an Instructing Bank Group shall instruct (subject to Clause 12.2(b)) or, in the absence of such instructions, as it sees fit and, subject as required by applicable law, having regard first to the interests of the Secured Creditors.

(b)                                 No Senior Creditor, LC Issuer or Hedging Bank shall be responsible to any Subordinated Creditor, Obligor or any other person for any failure to enforce or to maximise the proceeds of any enforcement of the security (except to the extent arising from such Senior Creditor’s, LC Issuer’s or Hedging Bank’s gross negligence or wilful default), and the Senior Creditors, LC Issuer, and Hedging Banks may cease any such enforcement at any time.

12.5                        Sales by Security Agent

If:

(a)                                  on an enforcement of any of the Combined Security Documents, the Security Agent or a Hedging Bank (or any receiver) sells or otherwise disposes of any asset; or

(b)                                 an Obligor sells or otherwise disposes of an asset at the request of an Instructing Bank Group after an Event of Default has occurred which is continuing,

the Security Agent may execute on behalf of each Secured Creditor and each Obligor without the need for any further referral to or authority from such Secured Creditor or Obligor:

(i)                                     any release of the security created by the Combined Security Documents over that asset; and

(ii)                                  if such asset comprises shares in the capital of any Obligor (or any Holding Company of it), a release of such Obligor from all present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Obligor under the Senior Finance Documents or the Hedging Documents by way of contribution or indemnity) in its capacity as an Obligor under the Senior Finance Documents or the Hedging Documents and a release of any Security Interest granted by such Obligor over any of its assets under the Combined Security Documents,

PROVIDED THAT the net cash proceeds of sale or disposal are applied in payment of Debt in the order set out in Clause 11 (Proceeds of Enforcement).

Each Secured Creditor party to this Agreement will execute such releases as the Security Agent may reasonably require to give effect to this Clause 12.5.  No such release will affect the obligations and liabilities of any other Obligor under the Finance Documents.

12.6                        Release of eircom Funding Guarantee

If:

(a)                                  pursuant to an enforcement of any of the Security Documents, the Security Agent (or any receiver or equivalent appointed on behalf of the Secured Creditors) sells or otherwise disposes of the shares of eircom; or

(b)                                 the shares of eircom are sold or disposed of at the request of the Security Agent on the instructions or with the consent of an Instructing Bank Group after an Event of Default under the Senior Facility Agreement, eircom Funding shall, at the written request of the Security Agent, unconditionally release the eircom Funding Guarantee (and eircom’s obligations thereunder) and eircom Funding undertakes to execute such releases or other documents as may be necessary to give effect to the above mentioned release.

13.                               LOSS SHARING

13.1                        Equalisation Payments

(a)                                  If, any Senior Creditor or Hedging Bank or the LC Issuer (a Recovering Creditor) makes a Recovery other than by reason of a payment from the Security Agent dealt with under Clause 11 (Proceeds of Enforcement), then:

(i)                                     such Recovering Creditor will notify the Security Agent with details of such Recovery within three Business Days of receipt or recovery;

(ii)                                  the Security Agent will determine in good faith whether such Recovery is in excess of the amount (the amount of the excess being the Recovery Excess) which such Recovering Creditor would have received had such Recovery been effected by the Security Agent pursuant to the Combined Security Documents and applied as provided in Clause 11 (Proceeds of Enforcement), and shall notify such Recovering Creditor accordingly;

(iii)                               such Recovering Creditor will pay an amount equal to the Recovery Excess (together with any interest accrued (at a rate determined by the Security Agent acting reasonably) on such amount from the date of receipt or recovery by it) to the Security Agent, retaining the balance in pro tanto satisfaction of the amount due to it;

(iv)                              the Security Agent shall treat the Recovery Excess (plus such accrued interest) as if it were the proceeds of enforcement of the Combined Security Documents and shall deal with it in accordance with Clause 11 (Proceeds of Enforcement); and

(v)                                 at the option of the Recovering Creditor (A) the liability of the relevant Obligor to such Recovering Creditor shall be increased (or treated as not having been reduced) by an amount equal to the Recovery Excess, or (B) such Obligor shall fully indemnify such Recovering Creditor for the amount of the Recovery Excess.

(b)                                 Each of the Secured Parties agrees that any amount received or recovered by any Senior Creditor, any Hedging Bank or the LC Issuer on or after the occurrence of an Acceleration Event in payment or on account of any Senior Debt, Hedging Debt or LC Debt (but after deducting the reasonable costs and expenses incurred by such Senior Creditor, Hedging Bank or the LC Issuer in effecting such receipt or recovery) other than by reason of a payment from the Security Agent dealt with under Clause 11.2 (Attainment of Designated Rating), and which is in excess of the amount which such Senior Creditor, Hedging Bank or the LC Issuer would have received had such receipt or recovery been applied as provided by Clause 11.2 (Attainment of Designated Rating), shall be deemed to be a Recovery Excess for the purposes of Clause 13.1 (Equalisation Payments) and the Senior Creditors, the Hedging Banks and the LC Issuer agree to make such payments to each other as are necessary to achieve the same effect as if such Recovery Excess had been dealt with in accordance with Clause 11.2 (Attainment of Designated Rating).   Any Senior Creditor, Hedging Bank or the LC Issuer which is required to make a payment of any Recovery Excess or part thereof to another Senior Creditor or Hedging Bank or to the LC Issuer shall be entitled to rely on paragraph (a)(v) above in respect of that Recovery Excess.

13.2                        Loss Sharing

(a)                                  If for any reason any of the Senior Debt, Hedging Debt or LC Debt remains undischarged and any resulting losses are not being borne by the Senior Creditors, the Hedging Banks and the LC Issuer pro rata to the amount which their respective Commitments or, as the case may be, LC Debt bore to the Total Commitments and the LC Debt on the Enforcement Date, the Senior Creditors, the Hedging Banks and the LC Issuer shall make such payments between themselves as the Senior Agent shall require to ensure that after taking into account such payments such losses are borne by the Senior Creditors, the Hedging Banks and the LC Issuer pro rata to their Commitments or, as the case may be, LC Debt.

(b)                                 For the purpose of this Clause 13.2, (i) the Total Commitments under the Senior Facility Agreement will be notionally increased by an aggregate amount calculated in accordance with Schedule 6 with respect to any Hedging Bank’s interest in the Hedging Debt on the Enforcement Date, and (ii) each Hedging Bank (if also a Lender) shall be deemed to have the aggregate amount of its Commitments increased by, or (if it is not a Lender), to have a Commitment in, the amount calculated in accordance with Schedule 6 with respect to the Hedging Debt owed to it on the Enforcement Date.

(c)                                  If, before payments are made in accordance with paragraph (a) above, the LC Debt is reduced by reason of the reduction of any contingent liability comprised in the LC Debt, the calculations under paragraph (a) above shall be made on the basis of the LC Debt as so reduced.

(d)                                 If, after payments have been made under paragraph (a) above, any contingent liability comprised in the LC Debt is discharged or reduced (in whole or part), other than by reason of a payment:

(i)                                     by the LC Issuer; or

(ii)                                  from any cash collateral or other defeasance structure established using any amount paid to the LC Issuer in accordance with this Agreement on account of contingent liabilities comprised in the LC Debt, the LC Issuer shall pay to the Security Agent the amount calculated by the Security Agent as being required to put the Senior Creditors, Hedging Banks and the LC Issuer in the same position as they would have been in had the discharge or reduction been reflected in the calculation of amounts payable under paragraph (a) above (the revised calculation).  The Security Agent shall distribute the amount received from the LC Issuer to the Senior Creditors and the Hedging Banks in accordance with the revised calculation.

14.                               CONSENTS AND LIMITS

14.1                        Waivers

If any waiver, release or consent is granted by the Majority Lenders (as defined in the Senior Facility Agreement) under the Senior Finance Documents prior to the Senior Discharge Date, a corresponding waiver, release or consent will be deemed to have been given by the Hedging Banks, the LC Issuer and the Subordinated Creditors (on the same terms and conditions, mutatis mutandis) under the Hedging Documents, LC Documents, Shareholder Documents or Intercompany Documents, as the case may be, if the transaction or circumstance to which that waiver, release or consent relates would otherwise breach or be a default or event of default under any such agreement or document, PROVIDED THAT no such waiver, release or consent may extend the due date for or reduce the amount of or change the currency of any payment due to any Hedging Bank, the LC Issuer or any Subordinated Creditor or change the terms by reference to which any payment is to be calculated or made under the relevant Finance Documents.

14.2                        Non-Objection

No Subordinated Creditor shall have any claim or remedy against any of the Senior Creditors by reason of any transaction entered into between any of the Senior Creditors and any member of the Group or any requirement or condition imposed by or on behalf of the Senior Creditors on any member of the Group, which breaches or is or causes a default or an event of default under any of, the Shareholder Documents or the Intercompany Documents, as the case may be.

14.3                        Limit on Hedging Debt

An obligation or liability under any interest rate swap or currency or interest rate hedging transaction owed by any Obligor to a Hedging Bank which is not one of the transactions or agreements specified in Schedule 3 or permitted by Clause 5.1 (Accession of Hedging Banks) will not constitute Hedging Debt.

14.4                        Limit on LC Debt

An obligation or liability under an LC Document which arises as a result of an Amendment to an LC Document or any letter of credit, bank guarantee or equivalent instrument issued pursuant to any LC Document which is not permitted by Clause 4.4 (Changes to LC Documents) will not constitute LC Debt.

15.                               INFORMATION

15.1                        Amounts of Debt

Each of the Senior Agent and the Hedging Banks and (in the case of the LC Debt) the Company will on written request by any of the others from time to time notify the others in writing of details of the amount of the outstanding Senior Debt, Hedging Debt or LC Debt as the case may be, so far as known to it.

15.2                        Other Information

Each Obligor authorises each of the Senior Creditors, the Hedging Banks, the LC Issuer and the Shareholder to disclose to each other and to shareholders or other investors in any Obligor all information relating to that Obligor, its Subsidiaries or related entities, and coming into the possession of any of them in connection with the Finance Documents.

16.                               SUBROGATION

The Shareholder and the Obligors will not under any circumstances be subrogated to or entitled to exercise any of the rights of the Senior Creditors, Hedging Banks or the LC Issuer or exercise or enforce any security arising under any of the Security Documents.

17.                               PROTECTION OF SUBORDINATION

17.1                        Continuing Subordination

The subordination and priority provisions in this Agreement constitute a continuing subordination and priority and benefit to the ultimate balance of the Senior Debt and the Hedging Debt respectively regardless of any intermediate payment or discharge of the Senior Debt or the Hedging Debt in whole or in part.

17.2                        Waiver of Defences

The subordination in this Agreement and the obligations of each Subordinated Creditor and each Obligor under this Agreement will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including without limitation:

(a)                                  any time, indulgence or waiver granted to, or composition with, any Obligor or any other person or the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(b)                                 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights or remedies against, or security over assets of, any Obligor or other person under the Senior Finance Documents, the Hedging Documents or otherwise or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security;

(c)                                  any variation (however fundamental) or replacement of any Senior Finance Document, Hedging Document or other document;

(d)                                 any unenforceability, illegality, invalidity or frustration of any obligation of an Obligor or security under the Senior Finance Documents, the Hedging Documents or any other document or security or the failure by any member of the Group to enter into or be bound by any Senior Finance Document or Hedging Document; or

(e)                                  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under any Senior Finance Document or Hedging Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

17.3                        Appropriations

Each Senior Creditor (or any trustee or agent on their behalf) may (subject to any provision of this Agreement or any applicable Senior Finance Documents to the contrary):

(a)                                  apply any cash or property received under this Agreement or from an Obligor or any other person against the Senior Debt owed to it, in such order as it sees fit;

(b)                                 (if it so decides) apply any cash or property received from an Obligor or from any other person (other than money or property received under the Senior Finance Documents or under this Agreement) against any liability other than the Debt owed to it; and

(c)                                  (unless such cash or property in the aggregate is sufficient to bring about the Senior Discharge Date if otherwise applied in accordance with the provisions of this Agreement) hold in a suspense account (bearing interest at a market rate usual for accounts of that type) any cash or the net proceeds of any distribution received from the Subordinated Creditors or the Obligors or on account of the liability of any Subordinated Creditor or Obligor (as appropriate) under this Agreement.

18.                               PRESERVATION OF DEBT

In spite of any term of this Agreement postponing, subordinating or preventing the payment of any of the Subordinated Debt, as between the Obligors and the Subordinated Creditors, the Subordinated Debt shall remain owing or payable (and interest or default interest shall continue to accrue) in accordance with the terms of the Shareholder Documents or the Intercompany Documents (as the case may be).  No delay in exercising rights and remedies under any of the Shareholder Documents or the Intercompany Documents by reason of any term of this Agreement postponing, restricting or preventing such exercise shall operate as a permanent waiver of any of those rights and remedies.

19.                               POWER OF ATTORNEY

By way of security for the obligations of each Subordinated Creditor under this Agreement, each Subordinated Creditor irrevocably appoints the Senior Agent as its attorney to do anything which the Subordinated Creditor (a) has authorised the Senior Agent to do under this Agreement and (b) is required and legally able to do by this Agreement but has failed to do for a period of 10 Business Days after receiving notice from the Senior Agent requiring it to do so unless such Subordinated Creditor is disputing in good faith and by appropriate proceedings that it is required to do the thing concerned.

20.                               EXPENSES

20.1                        Enforcement Costs

Each Obligor and each Subordinated Creditor will within five Business Days of demand pay to each Senior Creditor, Hedging Bank or the LC Issuer the amount of all costs and expenses properly incurred by it in connection with the enforcement against that Obligor or Subordinated Creditor (as the case may be) of such person’s rights against it under this Agreement.

20.2                        Legal Expenses and Taxes

The costs and expenses referred to above include, without limitation, the properly incurred fees and expenses of legal advisers and any value added tax or similar tax, and are payable in the currency in which they are incurred.

21.                               CHANGES TO THE PARTIES

21.1                        Successors and Assigns

This Agreement is binding on the successors and assigns of the parties hereto.

21.2                        Obligors

No Obligor may assign or transfer any of its rights (if any) or obligations under this Agreement.

21.3                        New Obligors

If any member of the Group (a New Obligor) borrows, guarantees or otherwise becomes liable for any Debt, the Company will procure that (unless such New Obligor has become party hereto by some other means to the satisfaction of the Senior Agent acting reasonably) such New Obligor becomes a party to this Agreement as an Obligor by the execution and delivery to the Security Agent of a duly completed Deed of Accession (together with such board resolutions and other corporate documentation and legal opinions as the Security Agent may reasonably require).

21.4                        New Creditors

(a)                                  No Senior Creditor, Hedging Bank, LC Issuer or the Shareholder may:

(i)                                     assign, transfer or dispose of any of the Debt owing to it or its proceeds or any interest in that Debt or its proceeds to or in favour of any person; or

(ii)                                  assign, transfer, novate or dispose of any of its rights or obligations under any of the Finance Documents to any person,

unless in the case of a Senior Creditor, Hedging Bank or LC Issuer only, that person agrees with the Parties that it is bound by all the terms of this Agreement as a Senior Creditor, Hedging Bank or LC Issuer, as the case may be, by executing and delivering to the Security Agent a duly completed Deed of Accession or, in the case of a Senior Creditor, by the execution and delivery to the Security Agent of a Transfer Certificate.

For the avoidance of doubt, this clause shall not prohibit a pledge or assignment by way of security under clause 30.2(i) (Assignments and transfers by Lenders) of the Senior Facility Agreement.

21.5                        Variation of Forms of Deed of Accession

The Security Agent and the Company may agree changes to the form of Deed of Accession.

21.6                        Transfer Certificates and Accession Deeds

Each of the other Parties appoints:

(a)                                  the Senior Agent as its agent to sign on its behalf any Transfer Certificate or Accession Deed entered into under the Senior Facility Agreement; and

(b)                                 the Security Agent as its agent to sign on its behalf any Deed of Accession,

in order that each such Transfer Certificate, Accession Deed or Deed of Accession may be supplemental to this Agreement and be binding on and enure to the benefit of all the Parties.

21.7                        Validity

If any person intended to be bound by this Agreement does not become party to it or is not bound by it for any reason that shall not affect the rights and obligations of the other persons party to this Agreement.

22.                               STATUS OF OBLIGORS

None of the Obligors has any rights under this Agreement against any of the Senior Creditors, Hedging Banks and the LC Issuer and none of the undertakings given by the Senior Creditors, Hedging Banks and the LC Issuer are given (or shall be deemed to have been given) to, or for the benefit of, the Obligors (save that (i) after the application of any proceeds in the manner provided in the first to third sub-paragraphs of Clause 11.1(a) (Order of Application) the Obligor concerned or other person entitled thereto shall be entitled to any surplus proceeds and (ii) after the attainment of the Designated Rating by the Company or any Parent, the Company shall be entitled to request the release of the Security Interests created by the Combined Security Documents in accordance with and to exercise its rights under paragraph 10(b) (Release of Security) of Schedule 7).

23.                               NOTICES

Every Notice under this Agreement shall be in writing delivered personally, by first class prepaid post or facsimile and shall be sent to the address or facsimile number (if any is specified) of the Party, and for the attention of the individual:

(a)                                  applying for the purposes of the Senior Facility Agreement in the case of Obligors or Senior Creditors; or

(b)                                 (in the case of the Hedging Banks, the LC Issuer and the Shareholder) set out in Schedules 3, 4 and 8 respectively; or

(c)                                  specified in the relevant Deed of Accession if not a Party at the date hereof,

or such other address or facsimile number as is notified in writing by it to the Security Agent.

Clause 36 (Notices) of the Senior Facility Agreement shall apply to all Notices given under this Agreement.

24.                               WAIVERS, REMEDIES CUMULATIVE

The rights of each Party under this Agreement:

(a)                                  are cumulative and not exclusive of its rights under the general law;

(b)                                 may be waived only in writing and specifically; and

(c)                                  may be exercised as often as necessary.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

25.                               THE SECURITY AGENT AND SENIOR AGENT

(a)                                  Each Senior Creditor, each Hedging Bank and the LC Issuer irrevocably appoints the Security Agent as its agent and trustee hereunder and with respect to the Trustee Security Documents on the terms set out in Schedule 7.

(b)                                 Each Obligor agrees to the terms set out in Schedule 7.  Without limiting the previous sentence each Obligor agrees to paragraph 11 (Conflict with Combined Security Documents) of Schedule 7.  In the event of any conflict between the terms of Schedule 7 and the Senior Facility Agreement, the terms of Schedule 7 shall prevail.

(c)                                  To the extent that the Senior Agent acts under this Agreement on the instructions of an Instructing Bank Group, the Hedging Banks appoint the Senior Agent as its agent under this Agreement.  Such appointment is on the terms set out in clause 24 (The Administrative Parties) of the Senior Facility Agreement, mutatis mutandis.

26.                               TERMINATION

Save in respect of any right, claim or liability arising under this Agreement prior to the Senior Discharge Date (which right, claim or liability shall continue notwithstanding the Senior Discharge Date or the termination referred to in this Clause), this Agreement (other than Clause 25 (The Security Agent and Senior Agent) and Schedule 7) shall terminate immediately after the Senior Discharge Date.

27.                               SEVERABILITY

If any provision of this Agreement is prohibited or unenforceable in any jurisdiction in relation to any Party, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction or in relation to any other Party.

28.                               GOVERNING LAW

This Agreement is governed by English law.

29.                               JURISDICTION

29.1                        Submission

The courts of England have jurisdiction to settle any disputes in connection with this Agreement and accordingly each person which is, or becomes after the date of this Agreement, a party to this Agreement submit to the jurisdiction of the English courts.

29.2                        Service of Process

Without prejudice to any other mode of service, each Obligor not incorporated in England and Wales by its execution of this Agreement or, as applicable, the Deed of Accession pursuant to which it became party to this Agreement:

(a)                                  irrevocably appoints A&L Goodbody (whose address is 4th Floor, Augustine House, 6A Austin Friars, London EC2N 2HA) as its agent for service of process relating to any proceedings before the English courts in connection with this Agreement or any judgment in connection therewith;

(b)                                 agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned; and

(c)                                  consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying for the purposes of Clause 23 (Notices).

29.3                        Forum Convenience and Enforcement Abroad

Each party to this Agreement:

(a)                                  waives objection to English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement;

(b)                                 agrees that a judgment or order of an English court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

(c)                                  to the fullest extent permitted by law, waives any right it may have in any jurisdiction to have any proceedings take the form of a trial by Jury.

29.4                        Non-exclusivity

Nothing in this Clause 29 limits the rights of a Senior Creditor, Hedging Bank or the LC Issuer to bring proceedings against a party to this Agreement in connection with this Agreement:

(a)                                  in any other court of competent jurisdiction; or

(b)                                 concurrently in more than one jurisdiction.

30.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

This Agreement has been executed and delivered as a deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE OBLIGORS

The Company

SCHEDULE 2

SENIOR CREDITORS

Citigroup Global Markets Limited

Citibank International plc, Ireland Branch

Deutsche Bank AG London

Goldman Sachs Credit Partners L.P.

Goldman Sachs International

Morgan Stanley Bank

SCHEDULE 3

HEDGING BANKS AND HEDGING DOCUMENTS

Name of Bank	Details of Hedging Document and initial trade (if known at the date of this Agreement)

Goldman Sachs International	Amount of euro 100,000,000, contract rate 4.2275% in respect of the Existing Facility

The Governor and Company of the Bank of Ireland	Amount of euro 100,000,000, contract rate 4.2105% in respect of the Existing Facility

The Governor and Company of the Bank of Ireland	Amount of euro 100,000,000, contract rate 4.2808% in respect of the Existing Facility

Ulster Bank Ireland Limited	Amount of euro 50,000,000, contract rate 4.2750% in respect of the Existing Facility

Ulster Bank Ireland Limited	Amount of euro 50,000,000, contract rate 4.2750% in respect of the Existing Facility

Goldman Sachs International	Amount of euro 100,000,000, contract rate 4.6250% in respect of the Existing Facility

Fleet National Bank	Amount of euro 50,000,000, contract rate 4.5850% in respect of the Existing Facility

The Governor and Company of the Bank of Ireland	Amount of euro 50,000,000, contract rate 4.6600% in respect of the Existing Facility

Goldman Sachs International	Amount of euro 100,000,000, contract rate 4.6000% in respect of the Existing Facility

Ulster Bank Ireland Limited	Amount of euro 50,000,000, contract rate 4.5800% in respect of the Existing Facility

Fleet National Bank	Amount of euro 50,000,000, contract rate 4.5700% in respect of the Existing Facility

The Governor and Company of the Bank of Ireland	Amount of euro 50,000,000, contract rate 4.5975% in respect of the Existing Facility

Ulster Bank Ireland Limited	Amount of euro 25,000,000, contract rate 4.5500% in respect of the Existing Facility

Ulster Bank Ireland Limited	Amount of euro 25,000,000, contract rate 4.5300% in respect of the Existing Facility

Goldman Sachs International	Amount of euro 50,000,000, contract rate 4.5400% in respect of the Existing Facility

Name of Bank	Details of Hedging Document and initial trade (if known at the date of this Agreement)

Ulster Bank Ireland Limited	Amount of euro 25,000,000, contract rate 4.5400% in respect of the Existing Facility

Ulster Bank Ireland Limited	Amount of euro 25,000,000, contract rate 4.5200% in respect of the Existing Facility

The Governor and Company of the Bank of Ireland	Amount of euro 50,000,000, contract rate 4.5600% in respect of the Existing Facility

Fleet National Bank	Amount of euro 50,000,000, contract rate 4.5350% in respect of the Existing Facility

Deutsche Bank AG	US$65,000,000 in respect of the Junior High Yield Notes

Deutsche Bank AG	US$25,000,000 in respect of the Junior High Yield Notes

The Governor and Company of the Bank of Ireland	US$40,000,000 in respect of the Junior High Yield Notes

Ulster Bank Ireland Limited	US$70,000,000 in respect of the Junior High Yield Notes

Fleet National Bank	US$50,000,000 in respect of the Junior High Yield Notes

SCHEDULE 4

SHAREHOLDER

eircom Group plc, a company incorporated in England and Wales (registered number 04827199) (formerly known as eircom Group Limited and, prior to that, Valentia Holdings Limited).

SCHEDULE 5

FORM OF DEED OF ACCESSION

THIS DEED dated [               ], [   ] is supplemental to an intercreditor agreement (the Intercreditor Agreement) dated 18th March, 2004 between, inter alia, Valentia Telecommunications, an Irish unlimited public company as the Company and as an Obligor, the Shareholder, the LC Issuer, the Hedging Banks, the Senior Creditors and Deutsche Bank AG London as Security Agent and Senior Agent.

Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Deed.

[Name of new Obligor/Senior Creditor/Hedging Bank/LC Issuer/Senior Agent/Security Agent] hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as [a[n]/the] *[Obligor/Senior Creditor/Hedging Bank/LC Issuer/Senior Agent/Security Agent] as if it had been party originally to the Intercreditor Agreement in that capacity and that it shall perform all of the undertakings and agreements set out in the Intercreditor Agreement and given by [a[n]/the] *[Obligor/Senior Creditor/Hedging Bank/LC Issuer/Senior Agent/Security Agent].

[The details of Hedging Documents and Hedging Debt covered by this Deed is as follows [                  ]].

The address for notices of *[Obligor/Senior Creditor/Hedging Bank/LC Issuer/Senior Agent/Security Agent] for the purposes of Clause 23 (Notices) of the Intercreditor Agreement is:

[                                               ].

This document takes effect as a deed notwithstanding that the Security Agent only executes under hand.

This Deed is governed by English law.

[Insert appropriate execution language]

*[                      ] Delete as applicable

Acknowledged.

[Security Agent]

By:

SCHEDULE 6

CALCULATION OF HEDGING DEBT

1.                                       For interest rate hedging transactions having remaining life of less than one year: NIL

2.                                       For interest rate hedging transactions having an original life in excess of one year, an amount calculated according to the following formula:

Nominal amount	x 2.0 (2.5 x (maturity – 1)+ 3)
100

where the maturity is expressed as the number of years remaining in the life of the transaction.

3.                                       For currency hedging transactions, 25 per cent of the nominal amount of the relevant transaction.

SCHEDULE 7

SECURITY AGENT

1.                                      Appointment

1.1                                 Each Senior Creditor, each Hedging Bank and the LC Issuer irrevocably appoints the Security Agent to act as its agent and trustee under this Agreement and with respect to the Trustee Security Documents, and irrevocably authorises the Security Agent on its behalf to:

(a)                                  enter into any and each Trustee Security Document; and

(b)                                 perform such duties and exercise such rights and powers under this Agreement and the Security Documents as are specifically delegated to the Security Agent by the terms thereof, together with such rights, powers and discretions as are reasonably incidental thereto.

1.2                                 The Security Agent shall have only those duties which are expressly specified in this Agreement and/or the Trustee Security Documents.  The Security Agent’s duties under this Agreement and/or the Trustee Security Documents are of a mechanical and administrative nature.

1.3                                 For the avoidance of doubt, the appointment of the Security Agent referred to in paragraph 1.1 above shall be effective, and the Security Agent shall be entitled to perform the duties and exercise the rights, powers and discretions referred to above, both before and after attainment of the Designated Rating by the Company or any Parent and the release of the Combined Security Documents in accordance with paragraph 10(b) (Release of Security) below.

2.                                      Terms

Save as set out in this Schedule 7, the terms of the appointment of the Security Agent by the Senior Creditors, the Hedging Banks and the LC Issuer are the same as those set out in clause 24 (The Administrative Parties) of the Senior Facility Agreement, applying mutatis mutandis to this Agreement save that references therein to the Facility Agent or an Administrative Party shall be deemed for the purposes of this Agreement to be references to the Security Agent.

3.                                      Directions of an Instructing Bank Group

3.1                                 Save as expressly set out in this Agreement the Security Agent shall act in accordance with the instructions of an Instructing Bank Group and shall be fully protected in so doing.

3.2                                 In the absence of any such instructions and/or any relevant contrary requirement contained in this Agreement, the Security Agent may act or refrain from acting with respect to any right, power or discretion and as to any matter not expressly provided for in this Agreement or the other Finance Documents as it shall see fit.

3.3                                 Any such instructions shall be binding on all the Secured Creditors.

4.                                      Relationship

4.1                                 The relationship between (i) each Secured Creditor and (ii) the Security Agent is that of principal and agent save only that the benefits of the Trustee Security Documents are held by the Security Agent as agent and trustee for the Secured Creditors (to the extent that any amount is or is capable of being secured thereby).

4.2                                 The Security Agent shall not be liable to any Party for any breach by any other Party of this Agreement or any other Finance Document.

5.                                      Reliance

The Security Agent may rely on any certificate given by the Senior Agent or any Hedging Bank or (in the case of the LC Debt) the Company as to the identity of, and amounts owing to, any Senior Creditor, such Hedging Bank or the LC Issuer, as the case may be, under any of the Finance Documents and shall be protected in so relying.

6.                                      Information

6.1                                 The Security Agent has no duty, unless the Agreement provides otherwise:

(a)                                  to provide any Party with any credit or other information (other than, if requested by a Secured Creditor, information in the Security Agent’s possession specifically concerning the Combined Security Documents) relating to the business, assets or financial condition of any member of the Group whenever coming into its possession; or

(b)                                 unless specifically requested to do so by the Senior Agent in accordance with this Agreement or any of the Trustee Security Documents, to request any certificates or other documents from any member of the Group.

6.2                                 The Security Agent need not disclose any information if such disclosure would or might in the reasonable opinion of the Security Agent constitute a breach of any law or regulation or be otherwise actionable at the suit of any person.

7.                                      Indemnity

7.1                                 Each Senior Creditor, Hedging Bank and the LC Issuer agrees to indemnify the Security Agent on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any Finance Document) for any and all liabilities, judgments, costs or expenses of any kind whatsoever (including legal fees) which may be incurred by or asserted against the Security Agent in any way relating to or arising out of (i) its acting as the Security Agent under this Agreement and/or the Trustee Security Documents, or performing its duties and functions in such capacity under any of the Finance Documents, or (iii) any action taken or omitted by the Security Agent thereunder, except to the extent arising directly from the Security Agent’s gross negligence or wilful misconduct.

7.2                                 Such indemnification by each Senior Creditor or Hedging Bank or LC Issuer shall be pro rata to its entitlement in or to the Senior Debt or the Hedging Debt or the LC Debt (as the case may be).  The liability shall be divided between the Senior Creditors, the Hedging Banks and the LC Issuer pro rata according to the respective amounts of the Senior Debt, the Hedging Debt and the LC Debt outstanding and/or available (subject to satisfaction of conditions precedent) for drawing under the relevant Finance Documents from time to time or, if after enforcement, pro rata to the amount of their respective Recoveries.

8.                                      Resignation

8.1                                 Prior to the Senior Discharge Date, the Security Agent may resign by giving Notice to the Senior Agent and may be removed by an Instructing Bank Group giving Notice to that effect to the Security Agent and the Company.  An Instructing Bank Group, after consultation with the Company may appoint a successor Security Agent which shall be a reputable and experienced bank, incorporated or having a branch in England.

8.2                                 If within 30 days after such Notice of resignation or removal being given, no successor Security Agent shall have been appointed by an Instructing Bank Group and have accepted such appointment, the retiring Security Agent, after consultation with the Company and the Senior Agent shall have the right to appoint a successor Security Agent which shall be a reputable and experienced bank incorporated or having a branch in England.

8.3                                 Subject as otherwise provided in paragraphs 8.4, 8.5 and 8.6, the resignation or removal of the retiring Security Agent and the appointment of any successor Security Agent shall both become effective upon the successor Security Agent notifying the Senior Agent in writing that it accepts such appointment and executing and delivering to the Senior Agent a duly completed Deed of Accession, whereupon the successor Security Agent shall succeed to the position of the retiring Security Agent and the term “Security Agent” in all of the Finance Documents shall include such successor Security Agent where appropriate.  The provisions of this Schedule 7 shall continue to benefit a retiring Security Agent in respect of any action taken or omitted by it while it was a Security Agent.

8.4                                 The resignation or removal of a Security Agent shall not become effective until the Senior Agent is satisfied (on the basis of such legal advice as it may require) that all of the Trustee Security Documents or replacements therefor provide for perfected and enforceable security in favour of the successor Security Agent and the Secured Creditors.

8.5                                 The Obligors shall take such action as the Senior Agent may consider necessary and the Security Agent at the request (and cost) of the Company shall take such action as may be practicable in order that the Trustee Security Documents or replacements therefor shall provide for perfected and enforceable security in favour of any successor Security Agent and the Secured Creditors, including making available to the successor Security Agent such documents and records as the successor Security Agent shall reasonably request.

8.6                                 If the Senior Discharge Date would have occurred but for any Hedging Debt and/or LC Debt remaining outstanding and the Security Agent gives Notice to the Company and the Hedging Banks and/or the LC Issuer that it wishes to resign, the Hedging Banks and/or the LC Issuer (as the case may be) will procure that a replacement Security Agent is appointed within 60 days of the date of such Notice.  If no such successor Security Agent has been appointed within 60 days the existing Security Agent may resign and (without any liability to any Hedging Bank or the LC Issuer) may release all of the security under the Security Documents and the rights of any Hedging Bank and the LC Issuer thereunder.  On such resignation the Security Agent shall be released and discharged from any obligation or liability to the Hedging Banks and/or the LC Issuer or any of them under this Agreement or any Security Document and the Hedging Bank and/or the LC Issuer shall have no claim against the Security Agent in respect of any such release of the security and the Security Documents.

9.                                      Security Documents

9.1                                 The Security Agent shall not be liable (i) for any failure to give notice to any third party or to register, file or record (or any defect in such registration, filing or recording) any security or the Combined Security Documents, or (ii) to obtain any licence, consent or other authority for the creation of any security or (iii) for any failure, omission, or defect in perfecting or protecting the security constituted by any Combined Security Document or any security created thereby.  The Security Agent has no obligation to insure any interest which it or any of the Secured Creditors has in any asset charged or secured under the Security Documents.

9.2                                 The Security Agent may accept without enquiry such title as any Obligor may have to the property over which security is intended to be created by any Trustee Security Document.

9.3                                 Save where the Security Agent holds a legal mortgage over, or over an interest in, real property or shares, the Security Agent in its capacity as trustee or otherwise shall not be under any obligation to hold any title deeds, share certificates or any other documents in connection with the property charged by any Combined Security Document or any other such security in its own possession or to take any steps to protect or preserve the same.  The Security Agent may permit the relevant Obligor or any lawyer or firm of lawyers to retain all such title deeds, share certificates and other documents in its possession if it reasonably considers that it is appropriate in all the circumstances.  Unless the Security Agent considers that to do so would be prejudicial to the Secured Parties, the title documents to any Irish real property or shares charged under the Trustee Security Documents and delivered to the Security Agent will be held in Ireland on behalf of the Security Agent by Arthur Cox or such other person as the Security Agent may appoint.  All safe custody fees of Arthur Cox or such other person will be paid by the Company.

9.4                                 Save as otherwise provided in the Trustee Security Documents, all moneys which under the trusts herein or therein contained are received by the Security Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent with the consent of an Instructing Bank Group.  Additionally, the same may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including any Agent) and upon such terms as the Security Agent may think fit.

9.5                                 Each Senior Creditor, Hedging Bank and LC Issuer confirms its approval of the Trustee Security Documents and any security created or to be created pursuant thereto and authorises and directs the Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee, agent or as otherwise provided (and whether or not expressly in the names of the Senior Creditors, the Hedging Banks and the LC Issuer) on its behalf, subject always to the terms of this Agreement and the Security Documents.

10.                               Release of Security

(a)                                  The Security Agent is authorised by each Secured Creditor to execute on behalf of itself and each Secured Creditor without the need for any further referral to, or authority from, any Secured Creditor or other Party all necessary releases of any security or guarantees given by any Obligor under any Senior Finance Document, LC Document or Hedging Document in relation to the disposal of any asset which is permitted under or consented to in accordance with the Senior Finance Documents including, without limitation:

(i)                                     any formal release of any asset which the Security Agent in its absolute discretion considers necessary or desirable in connection with that disposal; and

(ii)                                  any release of any guarantee given under any Senior Finance Document or Hedging Document or any other document referred to therein where all the shares in the capital of the Obligor giving such guarantee (or any Holding Company of it) are so disposed of in accordance with the terms of and without any breach of the Senior Finance Documents or Hedging Documents; and

(iii)                               any release of any security given by any Obligor which is or is a subsidiary of a company which is sold in accordance with the terms of and without any breach of the Senior Finance Documents, LC Documents or Hedging Documents.

(b)	(i)	Once the Designated Rating has been attained by the Company or any Parent, if the Company so requests in writing to the Security Agent:

(A)                              the Security Agent shall (at the expense of the Company), and is hereby irrevocably authorised by each Secured Creditor to, promptly execute on behalf of itself and each Secured Creditor, without the need for any further referral to, or authority from, any Secured Creditor or other Party a release of the Security Interests created by each of the Trustee Security Documents granted in its favour, in substantially the form of the release set out in Schedule 10 (Form of Release) hereto; and

(B)                                each Hedging Bank shall (at the expense of the Company) promptly execute a release of the Security Interests created by each of the Hedging Security Documents granted in its favour in substantially the form of the release set out in Schedule 10 (Form of Release) Part 1 or Part 2 (as applicable) hereto.

(ii)                                  Each Secured Creditor and each Hedging Bank will (at the cost of the Company) do such other things as requested by the Company (acting reasonably) to effect the release or discharge of the Security Interests created by the Combined Security Documents referred to in sub-paragraph (i) above.

11.                               Conflict with Combined Security Documents

If there is any conflict between the provisions of this Agreement and any Combined Security Documents with regard to instructions to or other matters affecting the Security Agent, this Agreement will prevail.

SCHEDULE 8

LC ISSUER

Bayerische Landesbank

SCHEDULE 9

AMENDMENTS TO HEDGING DOCUMENTS

1.                                      Deutsche Bank AG London

The Schedule to the ISDA Master Agreement between Deutsche Bank AG London and eircom Funding dated as of 29th July, 2003 shall be amended as follows:

(a)                                  the words “the Intercreditor Agreement dated 06 August 2003” in the introductory paragraph to the Schedule on page 29 of the ISDA Master Agreement shall be replaced with the words “the Intercreditor Agreement dated 18th March 2004”;

(b)                                 Part 4, paragraph (f) shall be replaced with the following:

“Credit Support Document: means in respect of Party B, each Hedging Security Document to which Party A and Party B are party.”;

(c)                                  Part 4, paragraph (g) shall be replaced with the following:

“Credit Support Provider: means in relation to Party B, eircom Limited, Valentia Telecommunications and Irish Telecommunications Investments Limited.”; and

(d)                                 paragraph 7 of Part 5 of the Schedule shall be replaced with the following:

“Transfer by way of security

Notwithstanding Section 7, Party A hereby agrees and consents to the transfer by Party B by way of security of all or any of its rights (including any amount due to Party B from Party A) under or pursuant to this Agreement in accordance with the security assignment entered into or to be entered into by Party B in favour of the Security Agent on or about the date of the Intercreditor Agreement.”.

2.                                      Ulster Bank Ireland Limited

The Schedule to the ISDA Master Agreement between Ulster Bank Ireland Limited and eircom Funding dated as of 29th July, 2003 shall be amended as follows:

(a)                                  the words “the intercreditor agreement dated 6 August 2003” in the introductory paragraph on page 1 of the Schedule shall be replaced with the words “the intercreditor agreement dated 18th March 2004”; and

(b)                                 the following new paragraph (8) shall be inserted at the end of Part 5 of the Schedule:

“Transfer by way of security

Notwithstanding Section 7, Party A hereby agrees and consents to the transfer by Party B by way of security of all or any of its rights (including any amount due to Party B from Party A) under or pursuant to this Agreement in accordance with the security assignment entered into or to be entered into by Party B in favour of the Security Agent on or about the date of the Intercreditor Agreement.”.

3.                                      Ulster Bank Ireland Limited

The Schedule to the ISDA Master Agreement entered into by Ulster Bank Ireland Limited and Valentia Telecommunications dated as of 12 February 2002 shall be amended as follows:

(a)                                  the words “the intercreditor agreement dated 6 August 2003” in the introductory paragraph on page 1 of the Schedule shall be replaced with the words “the intercreditor agreement dated 18th March 2004”; and

(b)                                 the following new paragraph (8) shall be inserted at the end of Part 5 of the Schedule:

“Transfer by way of security

Notwithstanding Section 7, Party A hereby agrees and consents to the transfer by Party B by way of security of all or any of its rights (including any amount due to Party B from Party A) under or pursuant to this Agreement in accordance with the composite debenture into or to be entered into by Party B in favour of the Security Agent on or about the date of the Intercreditor Agreement and in accordance with each Hedging Security Document.”.

4.                                      Fleet National Bank

The Schedule to the ISDA Master Agreement entered into by Fleet National Bank and eircom Funding dated as of 1 August 2003 shall be amended as follows:

(a)                                  the words “an intercreditor agreement dated 6 August 2003” in the introductory paragraph to the Schedule on page 19 of the ISDA Master Agreement shall be replaced with the words “an intercreditor agreement dated 18th March 2004”; and

(b)                                 the following new paragraph (1) shall be inserted at the end of Part 5 of the Schedule:

“Transfer by way of security.  Notwithstanding Section 7, Party A hereby agrees and consents to the transfer by Party B by way of security of all or any of its rights (including any amount due to Party B from Party A) under or pursuant to this Agreement in accordance with the security assignment entered into or to be entered into by Party B in favour of the Security Agent on or about the date of the Intercreditor Agreement.”.

5.                                      Fleet National Bank

The Schedule to the ISDA Master Agreement entered into by Fleet National Bank and Valentia Telecommunications dated as of 6 June 2002 shall be amended as follows:

(a)                                  the words “an intercreditor agreement dated 6 August 2003” in the introductory paragraph to the Schedule on page 19 of the ISDA Master Agreement shall be replaced with the words “an intercreditor agreement dated 18th March 2004”; and

(b)                                 the following new paragraph (1) shall be inserted at the end of Part 5 of the Schedule:

“Transfer by way of security.  Notwithstanding Section 7, Party A hereby agrees and consents to the transfer by Party B by way of security of all or any of its rights (including any amount due to Party B from Party A) under or pursuant to this Agreement in accordance with the composite debenture entered into or to be entered into by Party B in favour of the Security Agent on or about the date of the Intercreditor Agreement and in accordance with each Hedging Security Document.”.

6.                                      The Governor and Company of the Bank of Ireland

The Schedule to the ISDA Master Agreement entered into by The Governor and Company of the Bank of Ireland and eircom Funding dated as of 22 October 2003 shall be amended as follows:

(a)                                  the words “the Intercreditor Agreement dated 6 August 2003” in the introductory paragraph on page 1 of the Schedule shall be replaced with the words “the Intercreditor Agreement dated 18th March 2004”; and

(b)                                 Part 4, paragraph (f) shall be replaced with the following:

“Credit Support Document: means in respect of Party B, each Hedging Security Document to which Party A and Party B are party.”;

(c)                                  Part 4, paragraph (g) shall be replaced with the following:

“Credit Support Provider: means in relation to Party B, eircom Limited, Valentia Telecommunications and Irish Telecommunications Investments Limited.”;

(d)                                 the following new paragraph (6) shall be inserted at the end of Part 5 of the Schedule:

“Transfer by way of security.  Notwithstanding Section 7, Party A hereby agrees and consents to the transfer by Party B by way of security of all or any of its rights (including any amount due to Party B from Party A) under or pursuant to this Agreement in accordance with the security assignment entered into or to be entered into by Party B in favour of the Security Agent on or about the date of the Intercreditor Agreement.”.

7.                                      The Governor and Company of the Bank of Ireland

The Schedule to the ISDA Master Agreement entered into by The Governor and Company of the Bank of Ireland and Valentia Telecommunications dated as of 22 October 2003 shall be amended as follows:

(a)                                  In the introductory paragraph on page 1 of the Schedule:

(b)                                 the words “the Intercreditor Agreement dated 6 August 2003” shall be replaced with the words “the Intercreditor Agreement dated 18th March 2004”; and

(c)                                  the words “Credit Facility dated 6 August 2003, between Party B, eircom Limited, Irish Telecommunications Investments Limited, the Original Guarantors, Mandated Lead Arrangers, Lead Arrangers and Original Lenders referred to therein” shall be replaced with the words “Credit Facility dated 18th March 2004, between Party B”;

(d)                                 Part 4, paragraph (f) shall be replaced with the following:

“Credit Support Document.  Details of any Credit Support Document:- In respect of Party B only, each Hedging Security Document to which Party A and Party B are party.”; and

(e)                                  Part 4, paragraph (g) shall be replaced with the following:

“Credit Support Provider.  Credit Support Provider means in relation to Party A, none.

Credit Support Provider means in relation to Party B, eircom Limited, Valentia Telecommunications and Irish Telecommunications Investments Limited.”; and

(f)                                    the following new paragraph (6) shall be inserted at the end of Part 5 of the Schedule:

“Transfer by way of security.  Notwithstanding Section 7, Party A hereby agrees and consents to the transfer by Party B by way of security of all or any of its rights (including any amount due to Party B from Party A) under or pursuant to this Agreement in accordance with the composite debenture entered into or to be entered into by Party B in favour of the Security Agent on or about the date of the Intercreditor Agreement and in accordance with each Hedging Security Document.”.

8.                                      Goldman Sachs International

The Schedule to the ISDA Master Agreement entered into by Goldman Sachs International and Valentia Telecommunications dated as of 5 February 2002 shall be amended as follows:

(a)                                  the words “the Intercreditor Agreement dated 6 August 2003” in the introductory paragraph on page 1 of the Schedule shall be replaced with the words “the Intercreditor Agreement dated 18th March 2004”: and

(b)                                 the following new paragraph (1) shall be inserted at the end of Part 5 of the Schedule:

“Transfer by way of security.  Notwithstanding Section 7, Party A hereby agrees and consents to the transfer by Party B by way of security of all or any of its rights (including any amount due to Party B from Party A) under or pursuant to this Agreement in accordance with the composite debenture entered into or to be entered into by Party B in favour of the Security Agent on or about the date of the Intercreditor Agreement and in accordance with each Hedging Security Document.”

SCHEDULE 10

FORM OF RELEASE

PART 1

IRISH LAW RELEASE

RELEASE AND DISCHARGE

Dated [       ] day of  [                 ]

[SECURITY AGENT]

(as security agent)

and

[CHARGOR]

This DEED OF RELEASE AND DISCHARGE is made the [•] day of [•], 2004

BETWEEN:

[SECURITY AGENT] having its principal place of business in England at [•] as security agent for the Secured Creditors (as defined in the [SECURITY DOCUMENT] referred to below) (hereinafter referred to as the “Security Agent”) of the one part,

and

[CHARGOR], (registered number [•]) having its registered office at [•] (hereinafter called the “Chargor”) of the other part.

WHEREAS:

(A)                              By [Security Document] made the [•] day of [•], 2004 (“the Security Document”), the Chargor created [describe security] in favour of the Security Agent to secure the Secured Obligations as defined therein.

(B)                                The Chargor has requested that the Security Agent release and discharge the property and assets thereby mortgaged, charged, assigned or otherwise secured under the Security Document.

NOW IT IS HEREBY AGREED that pursuant to the said agreement in consideration of the premises the Security Agent doth hereby:

(1)                                  Release and assign unto the Chargor all the Chargor’s property and assets assigned by the Security Document;

(2)                                  Release unto the Chargor all the Chargor’s undertaking, property and assets whatsoever, wheresoever both present and future including uncalled capital and goodwill;

(3)                                  Release, discharge and assign unto the Chargor any other property and assets mortgaged, charged, assigned or otherwise secured under the Security Document;

To the intent that all the property and assets mortgaged, charged, assigned or otherwise secured by the Security Document shall henceforth be held by the Chargor freed and discharged from all and any floating and specific mortgage or charge or other security interest created by the Security Document and from all monies, interest and costs and all claims and demands of the Security Agent thereunder.

[The Chargor hereby certifies that it is a qualified person for the purposes of section 45 of the Land Act, 1965.]

This deed shall be governed by and construed in accordance with the laws of Ireland.

IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first herein written.

SIGNATORIES TO RELEASE

[Signed, sealed and delivered

by [SECURITY AGENT] per its

lawfully appointed attorney in the presence of:]

Signed for and on behalf of

[CHARGOR]

in the presence of:

PART 2

RELEASE OF ENGLISH LAW SECURITY ASSIGNMENT

DEED OF RELEASE

DATED [           ]

BETWEEN

EIRCOM FUNDING, an Irish unlimited public company

AND

[SECURITY AGENT]

THIS DEED OF RELEASE is dated [            ] between:

(1)                                  EIRCOM FUNDING, an Irish unlimited public company (Registered number 359251) (the Chargor);

(2)                                  [SECURITY AGENT] (the Security Agent) as agent and trustee for the Secured Parties.

BACKGROUND

(A)                              The Chargor enters into this deed in connection with the security assignment dated 18th March, 2004 between the Chargor and the Security Agent (the Security Assignment).

(B)                                It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.                                      INTERPRETATION

(a)                                  Capitalised terms defined in the Security Assignment have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)                                 The provisions of Clause 1.2 (Construction) of the Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.

2.                                      RELEASE AND REASSIGNMENT

(a)                                  The Security Agent irrevocably and unconditionally releases and discharges all Security Interests created by the Chargor under the Security Assignment.

(b)                                 The Security Agent hereby irrevocably and unconditionally releases, reconveys, discharges, retransfers and reassigns to the Chargor all its rights, title and interest, present and future, in and to the Hedging Documents to which it is a party.

3.                                      EXPENSES

The Chargor must reimburse the Security Agent on demand for all costs and expenses properly incurred by it in connection with the negotiation, preparation and execution of this Deed and any related documentation (including the fees and expenses of legal advisors and any applicable value added taxes).

4.                                      COUNTERPARTS

This Deed may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

5.                                      GOVERNING LAW

This Deed is governed by English law.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SIGNATORIES TO RELEASE

Security Agent

Executed as a deed by	)
[SECURITY AGENT]	)
acting by:	)
in the presence of	)

Witnesses signature:

Name:

Address:

Chargor

EIRCOM FUNDING, an Irish unlimited public company

By:

SIGNATORIES

The Company

EXECUTED AS A DEED BY	)
VALENTIA TELECOMMUNICATIONS,	)	PETER LYNCH
an Irish unlimited public company	)
acting by its attorney Peter Lynch	)
acting under the authority of that company	)
in the presence of:	)

Witness’s Signature:	Ben Cockerill

Name:	Ben Cockerill

Address:	65 Fleet Street
London

The Obligor

EXECUTED AS A DEED BY	)
VALENTIA TELECOMMUNICATIONS,	)	PETER LYNCH
an Irish unlimited public company	)
acting by its attorney Peter Lynch	)
acting under the authority of that company	)
in the presence of:	)

Witness’s Signature:	Ben Cockerill

Name:	Ben Cockerill

Address:	65 Fleet Street
London

eircom Funding

EXECUTED AS A DEED BY	)
eircom FUNDING	)	PETER LYNCH
an Irish unlimited public company	)
acting by its attorney Peter Lynch	)
acting under the authority of that company	)
in the presence of:	)

Witness’s Signature:	Ben Cockerill

Name:	Ben Cockerill

Address:	65 Fleet Street
London

The Senior Creditors

EXECUTED as a deed	)
by CITIBANK INTERNATIONAL plc,	)	ANDREW M. GAULTER
IRELAND BRANCH	)	VALERIE DICKSON
acting by its authorised signatories Andrew M. Gaulter	)
and Valerie Dickson	)
)
acting under the authority	)
of that company	)

EXECUTED as a deed	)
by CITIGROUP GLOBAL MARKETS LIMITED	)	MICHAEL LLEWELYN-JONES
acting by its authorised signatories Michael Llewelyn-)
Jones and	)
)
acting under the authority	)
of that company	)

EXECUTED as a deed	)
by DEUTSCHE BANK AG LONDON	)	JAMES FENNER
acting by its authorised signatories James Fenner	)	GUY DU PARC BRAHAM
and Guy du Parc Braham	)
)
acting under the authority	)
of that company	)

EXECUTED as a deed	)
By GOLDMAN SACHS CREDIT PARTNERS L.P.	)	TERRY HUGHES
acting by its attorney Terry Hughes	)
)
acting under the authority	)
of that company	)

EXECUTED as a deed	)
by GOLDMAN SACHS INTERNATIONAL	)	TERRY HUGHES
acting by its authorised signatory	)
Terry Hughes	)
)
acting under the authority	)
of that company	)

EXECUTED as a deed	)
by MORGAN STANLEY BANK	)	RICHARD B. FELIX
acting by its attorney	)	CHIEF CREDIT OFFICER
in the presence of	)

Witness’s
Signature:	Bradley O. McBride

Name:	Bradley O. McBride

Address:	Morgan Stanley Bank
2500 Lake Park #3C
West Valley City UT 84120

The Hedging Banks

EXECUTED as a deed	)
by GOLDMAN SACHS INTERNATIONAL	)	TERRY HUGHES
acting by its authorised signatory	)
Terry Hughes	)
)
acting under the authority	)
of that company	)

EXECUTED as a deed	)
by THE GOVERNOR AND COMPANY OF THE	)	FERGUS MCDONALD
BANK OF IRELAND	)
acting by its attorney	)
in the presence of	)

Witness’s Signature:	Lisa Stewart

Name:	Lisa Stewart

Address:	Bank of Ireland
Lower Baggot Street
Dublin 2

EXECUTED as a deed	)
by ULSTER BANK IRELAND LIMITED	)	EDDIE CULLEN
acting by its attorney	)

in the presence of:

Witness’s Signature:	George Walsh

Name:	George Walsh

Address:	Ulster Bank
Ulster Bank Group Centre
George’s Quay
Dublin 2

EXECUTED as a deed	)
by FLEET NATIONAL BANK	)	STUART PATERSON
acting by its authorised signatories Stuart Paterson	)	TONY WOOLLASTON
and Tony Woollaston	)
)
acting under the authority	)
of that company	)

EXECUTED as a deed	)
by DEUTSCHE BANK AG	)	ALISON HOWE
acting by its authorised signatories Alison Howe	)	JAMES FENNER
and James Fenner	)
)
acting under the authority	)
of that company	)

The Shareholder

EXECUTED as a deed	)
by EIRCOM GROUP PLC	)	PETER LYNCH
acting by Peter Lynch	)	PHILIP NOLAN
and Philip Nolan	)

The LC Issuer

EXECUTED as a deed	)
by BAYERISCHE LANDESBANK	)	IAN CHILDS
acting by its authorised signatories Ian Childs	)	COLIN HALL
and Colin Hall	)
)
acting under the authority	)
of that company	)

The Senior Agent

EXECUTED as a deed	)
by DEUTSCHE BANK AG LONDON	)	RONALD K. LANE-SMITH
acting by its authorised signatories Ronald K.	)	JOHANNA E. WADSWORTH
Lane-Smith and Johanna E. Wadsworth	)
)
acting under the authority	)
of that company	)

The Security Agent

EXECUTED as a deed	)
by DEUTSCHE BANK AG LONDON	)	RONALD K. LANE-SMITH
acting by its authorised signatories Ronald K.	)	JOHANNA E. WADSWORTH
Lane-Smith and Johanna E. Wadsworth	)
)
acting under the authority	)
of that company